UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No# )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Section 240.14a-12

FLOWERS FOODS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies: N/A
(2) Aggregate number of class of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A
(5) Total fee paid: N/A
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fees was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: N/A
(2) Form, Schedule or Registration Statement No.: N/A
(3) Filing Party: N/A
(4) Date Filed: N/A

Dear Shareholder:

We would like to extend an invitation for you to join us at our annual meeting of shareholders on May 22, 2013 at 11:00 a.m. at the Thomasville Municipal Auditorium in Thomasville, Georgia for the following purposes, as more fully described in this proxy statement:

-

to elect as directors of the company the five nominees identified in this proxy statement, each to serve for a term of one year or three years, as described herein;

-

to hold an advisory vote on the compensation of the company’s named executive officers; and

-

to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013.

In addition, Flowers Foods’ senior management team will report on the performance of the company and respond to questions from shareholders.

The company has implemented the Securities and Exchange Commission “Notice and Access” rule that permits companies to send their shareholders a Notice that proxy materials are available — in electronic form on the Internet or in printed form by request — instead of mailing a printed proxy statement and annual report to every shareholder. By utilizing Notice and Access, we are able to speed delivery of the proxy materials, lower our distribution costs and reduce the environmental impact of proxy delivery. On April 10, 2013, we mailed to our shareholders a notice that contains instructions on how to access our 2013 proxy statement and 2012 annual report and vote online or to affirmatively elect to receive the proxy materials by mail.

Please carefully review the proxy materials. Your vote is important to us and to our business. We encourage you to vote using telephone or Internet voting prior to the annual meeting, so that your shares of Flowers Foods common stock will be represented and voted at the annual meeting even if you cannot attend. If you elected to receive paper copies of the proxy materials by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided.

We hope to see you in Thomasville.

April 10, 2013

Thomasville, Georgia

George E. Deese	Allen L. Shiver
Chairman of the Board and Chief Executive Officer	President

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 22, 2013

Flowers Foods, Inc.’s 2013 proxy statement and 2012 annual report are available at www.proxyvote.com.

Notice of Annual Meeting of Shareholders

May 22, 2013

11:00 a.m. Eastern Time

Thomasville Municipal Auditorium, 144 East Jackson Street, Thomasville, Georgia

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Flowers Foods, Inc. will be held on May 22, 2013 at 11:00 a.m. Eastern Time at the Thomasville Municipal Auditorium, 144 East Jackson Street, Thomasville, Georgia, for the following purposes:

(1)

to elect as directors of the company the five nominees identified in this proxy statement, each to serve for a term of one year or three years, as described herein;

(2)

to hold an advisory vote on the compensation of the company’s named executive officers;

(3)

to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods, Inc. for the fiscal year ending December 28, 2013;

and to transact any other business as may properly come before the meeting and at any adjournment or postponement thereof; all as set forth in the proxy statement accompanying this notice.

Only record holders of issued and outstanding shares of our common stock at the close of business on March 20, 2013 are entitled to notice of, and to vote at, the annual meeting, or any adjournment or postponement thereof. A list of such shareholders will be open for examination by any shareholder at the annual meeting.

Shareholders can listen to a live audio webcast of the annual meeting on our website at www.flowersfoods.com. This webcast also will be archived on our website.

April 10, 2013

1919 Flowers Circle

Thomasville, Georgia 31757

By order of the Board of Directors,

Stephen R. Avera
Executive Vice President, Secretary and General Counsel

Table of Contents

Proxy Summary	5
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	8
What is the purpose of the annual meeting?	8
How do I attend the annual meeting in person?	8
How does the board of directors recommend that I vote on each proposal?	8
What is a proxy?	9
Are the proxy materials available electronically?	9
Who can vote?	9
How many votes do I have?	9
How do I vote?	9
If I am a registered holder, what if I do not give any instructions on a particular matter described in this proxy statement when voting by mail?	10
Can I change my vote after I have mailed my proxy card or after I have authorized the voting of my shares over the Internet or by telephone?	10
How do I vote my 401(k) shares?	10
Can I vote if my shares are held in “street name” by a bank or broker?	10
How will broker “non-votes” be treated?	10
How will abstentions be treated?	11
What constitutes a quorum?	11
What if a quorum is not present at the meeting?	11
What vote is required for each matter to be voted upon at the annual meeting?	11
Will any other business be conducted at the annual meeting or will other matters be voted on?	11
Where can I find the voting results from the annual meeting?	11
How and when may I submit a shareholder proposal for the 2014 annual meeting?	12
Who pays the costs of soliciting proxies?	12
How can I obtain an Annual Report on Form 10-K?	12
Can I elect to receive future Notices and proxy materials electronically?	12
If I cannot attend the annual meeting, will a webcast be available on the Internet?	12
Who should I contact if I have any questions?	12
DIRECTORS AND CORPORATE GOVERNANCE	13
Class I Director-Nominee	13
Class III Director-Nominees	13
Class I Directors Serving Until 2014	14
Class II Directors Serving Until 2015	14
CORPORATE GOVERNANCE	15
General	15
Determination of Independence	15
Presiding Director	16
The Board of Directors and Committees of the Board of Directors	16
Board Leadership Structure	18
Risk Management	18
Relationships Among Certain Directors	18
Attendance at Annual Meetings	19
Selection of Director-Nominees	19
Shareholder & Other Interested Party Communication with Directors	19
DIRECTOR COMPENSATION	19
General	19
2012 Director Compensation Package	20
DIRECTOR SUMMARY COMPENSATION TABLE	21
TRANSACTIONS WITH MANAGEMENT AND OTHERS	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
Principal Shareholders	22
Share Ownership of Certain Executive Officers, Directors and Director-Nominees	23

FLOWERS FOODS, INC. – 2013 Proxy Statement   3

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24
EXECUTIVE COMPENSATION	24
COMPENSATION DISCUSSION AND ANALYSIS	24
2012 In Brief	24
Consideration of 2012 Say on Pay Vote	24
Summary of Our Compensation Practices	25
Executive Compensation Generally	25
Mix of Compensation Opportunity	25
Role of Executive Officers in Compensation Decisions	26
Compensation Consultants	26
Compensation Benchmarking	26
Cash Compensation	27
Long-Term Incentive Compensation	28
Recoupment (“Clawback”) Policy	30
Anti-Hedging Policy	30
Retirement & Other Post-Employment Benefits	30
Change in Control Severance	31
Executive Share Ownership Guidelines	32
Accounting and Tax Effects on Executive Compensation	32
COMPENSATION COMMITTEE REPORT	32
SUMMARY COMPENSATION TABLE	33
GRANTS OF PLAN-BASED AWARDS	34
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END	35
STOCK VESTED AND OPTION EXERCISES	37
PENSION BENEFITS	37
NONQUALIFIED DEFERRED COMPENSATION	38
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	38
Payments Made Upon Termination Following a Change in Control	38
Payments Made Upon Death, Disability or Retirement	39
AUDIT COMMITTEE REPORT	40
OVERVIEW OF PROPOSALS	41
PROPOSAL I	ELECTION OF DIRECTORS	41
Vote Required	41
Recommendation of the Board	41
PROPOSAL II	ADVISORY VOTE ON EXECUTIVE COMPENSATION	41
Vote Required	42
Recommendation of the Board	42
PROPOSAL III	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	42
Fiscal 2012 and 2011 Audit Fee Summary	43
Vote Required	43
Recommendation of the Board	43
SHAREHOLDER PROPOSALS	43
ANNEX A (NON-GAAP FINANCIAL MEASURES)	A-1

FLOWERS FOODS, INC. – 2013 Proxy Statement   4

Back to Contents

Proxy Summary

To assist you in reviewing Flowers Foods’ 2012 performance and executive compensation, this summary highlights certain key elements of our financial performance and our proxy statement that are discussed in more detail elsewhere in the proxy materials. This summary does not contain all of the information that you should consider, and you should carefully review Flowers Foods’ Annual Report on Form 10-K for the year ended December 29, 2012 and the entire proxy statement before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement.

2013 Annual Meeting of Shareholders

•

Date and Time: Wednesday, May 22, 2013 at 11:00 a.m.

•

Location: Thomasville Municipal Auditorium

•

Record Date: March 20, 2013

Voting Matters and Board Recommendations (page 41)

	Board Vote Recommendation	Page Reference (for more detail)
Election of Five Director-Nominees	FOR each Director-Nominee	13
Advisory Vote on Executive Compensation	FOR	24
Ratification of Independent Registered Public Accounting Firm	FOR	42

Business Highlights

(For more details, please see our Annual Report on Form 10-K for the fiscal year ended December 29, 2012 filed with the Securities and Exchange Commission)

The year 2012 was eventful for Flowers Foods and for our industry. We cycled our acquisition of Tasty Baking in the second quarter, acquired Lepage Bakeries in the third quarter, and announced an agreement to acquire the rights to Sara Lee and Earthgrains brands for sliced breads, buns and rolls in California in the fourth quarter, which we completed in February 2013. In mid-November, our industry experienced another major change when Hostess Brands exited the marketplace. Our team rallied to meet the needs of new and existing customers that were feeling the impact of Hostess’ sudden departure. Our fourth quarter and full year results show the benefit to sales and earnings that resulted from our team’s efforts to serve our customers. On February 28, 2013, Flowers was announced as the winning bidder for certain of Hostess’ bread brands, including Wonder, Merita, Home Pride, Nature’s Pride and Butternut, plus certain plants and depots. On March 20, 2013, the bankruptcy court approved the sale. The transaction remains subject to regulatory approvals. Our team continues to execute on our operating strategies and we anticipate that sales and earnings for 2013 will meet or exceed our long-term objectives for 5% to 10% sales growth and double-digit earnings per share growth, excluding one-time charges. Financial highlights of fiscal 2012 include(1):

•

EBITDA margin, excluding one-time charges, was 10.9% for the year;

•

Operating margin (EBIT), excluding one-time charges, was up slightly for the year;

•

Gross margin, excluding depreciation and amortization expense, for the year was 46.9%;

•

Volume increased 2.1% for the year;

•

Net price/mix for the year was positive 1.5%;

•

Acquisitions contributed 6.2% of the 2012 sales increase;

•

The Lepage Bakeries acquisition met expectations for sales and earnings; and

•

Our Nature’s Own brand reached approximately $974 million in annual retail sales and became the nation’s best-selling bread brand.

Governance of the Company (page 15)

•

Director Independence—Pursuant to our corporate governance guidelines, the nominating/corporate governance committee and the board of directors are required to annually review the independence of each director and director-nominee. The purpose of this annual review is to determine whether each director meets the applicable criteria for independence under the rules and regulations of the Securities and Exchange Commission (the “SEC”), the New York Stock Exchange Listed Company Manual (“NYSE Rules”) and our corporate governance guidelines. Only those directors who meet the applicable criteria for independence and the board of directors affirmatively determines have no direct or indirect material relationship with the company are considered independent directors. Additional guidelines apply to the members of the audit committee under the SEC rules and NYSE Rules.

•

Board Leadership Structure—In February 2013, the board of directors elected George E. Deese to the role of executive chairman of the board, effective May 22, 2013. In fiscal 2012, Benjamin H. Griswold, IV was elected as presiding director. With the active participation by all our directors, including 10 independent directors, we believe that our board leadership structure best positions Flowers to benefit from the respective strengths of our chief executive officer, executive chairman of the board and presiding director.

(1) Adjusted EBITDA margin, adjusted operating margin (EBIT) and gross margin, excluding depreciation and amortization expense, differ from the measures reported under U.S. generally accepted accounting principles (“GAAP”). See Annex A for a reconciliation of non-GAAP financial measures to the nearest financial measure reported under GAAP.

FLOWERS FOODS, INC. – 2013 Proxy Statement   5

Back to Contents

Director Nominees (page 13)

Name	Age	Director since	Experience	Independent	Committee Memberships	Other Company Boards
Franklin L. Burke	71	2001	Former senior executive vice president and COO of Bank South Corp.	Yes	Audit and Finance Committees	--
George E. Deese	67	2004	Chairman of the board and chief executive officer of Flowers Foods	No	--	--
Manuel A. Fernandez	66	2005	Executive chairman of SYSCO; Managing director of SI Ventures; Former chairman of Gartner, Inc.	Yes	Nominating/Corporate Governance and Compensation Committees	Brunswick Corporation; SYSCO
Allen L. Shiver	57	--	President of Flowers Foods	No	--	--
Melvin T. Stith	66	2004	Dean of the Whitman School of Business at Syracuse University	Yes	Nominating/Corporate Governance and Compensation Committees	Synovus Financial Corp.

Executive Compensation (page 24)

Summary of Our Compensation Practices (page 25)

PRACTICES WE HAVE ADOPTED	PRACTICES WE DO NOT ENGAGE IN

•

Moderate pay with a focus on the size-adjusted 50th percentile of market data

•

Pay mix that is heavily performance-based

•

Multiple measures used in incentive plans

•

Capped incentives

•

Clawback policy

•

No perquisites

•

Stock ownership guidelines for our executives and outside directors

•

Moderate change-in-control severance arrangements

•

Annual review of tally sheets by the compensation committee

•

Incentives that are risk-mitigated through plan design and administration

•

Compensation committee comprised solely of independent directors

•

Independent compensation consultant who reports directly to the committee

•

Anti-hedging policy for executives and outside directors

•

No employment agreements

•

No dividend equivalents on unvested performance shares

•

No income tax gross-ups

•

No excise tax gross-ups on change in control severance

•

No backdating or repricing of stock options

•

No pension credited service for years not worked

FLOWERS FOODS, INC. – 2013 Proxy Statement   6

Back to Contents

2012 Executive Compensation Summary (page 24)

Set forth below is the 2012 compensation for each Named Executive as determined under the SEC rules. Base salaries reflect a 1.4% increase for each Named Executive. Stock awards are performance-contingent and were made in 2012 at one-half of market level. All other compensation consists solely of employer contributions to retirement plans; we offer no perquisites to our Named Executives. See the Summary Compensation Table and the footnotes accompanying such table on page 33 for more information.

Name and Principal Position	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
George E. Deese Chairman of the Board and Chief Executive Officer	969,359	1,279,564	811,353	118,654	103,320	3,282,250
R. Steve Kinsey Executive Vice President and Chief Financial Officer	430,885	219,226	234,423	42,232	35,898	962,664
Allen L. Shiver President	557,615	463,059	373,379	72,768	47,960	1,514,781
Gene D. Lord Executive Vice President and Chief Operating Officer	508,696	335,550	276,756	82,126	43,117	1,246,245
Stephen R. Avera Executive Vice President, Secretary and General Counsel	405,539	181,197	203,661	52,577	32,972	875,946

2012 Executive Total Compensation Mix (page 26)

The information below should be read in connection with the explanatory information contained on page 26, and is qualified in its entirety by reference to such explanatory information.

FLOWERS FOODS, INC. – 2013 Proxy Statement   7

Back to Contents

FLOWERS FOODS, INC.

1919 Flowers Circle

Thomasville, Georgia 31757

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 2013

This proxy statement and the accompanying form of proxy are being furnished to the shareholders of Flowers Foods, Inc. on or about April 10, 2013 in connection with the solicitation of proxies by our board of directors for use at the annual meeting of shareholders to be held on May 22, 2013 at 11:00 a.m. Eastern Time at the Thomasville Municipal Auditorium, 144 East Jackson Street, Thomasville, Georgia, and any adjournment or postponement of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will:

•

vote to elect as a Class I director of the company the nominee identified in this proxy statement to serve for a term of one year and as Class III directors of the company the four nominees identified in this proxy statement to serve for a term of three years;

•

hold an advisory vote on the compensation of the company’s named executive officers; and

•

vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods for the fiscal year ending December 28, 2013.

The shareholders will also transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting. In addition, Flowers Foods’ senior management team will report on the performance of the company and respond to questions from shareholders.

How do I attend the annual meeting in person?

Important note: If you plan to attend the annual meeting, you must follow these instructions to gain admission.

Pre-registration is required for attendance at the 2013 annual meeting, and you must be a Flowers Foods shareholder to register. The deadline for registration is May 15, 2013. All attendees will be required to present a valid, government-issued photo ID, such as a passport or driver’s license to gain admission.

Please visit www.flowersfoods.com, and click on Shareholders Meeting Pre-Registration.

How does the board of directors recommend that I vote on each proposal?

The board of directors recommends that you vote:

•

“FOR” the election of the director-nominee to serve as Class I director until 2014 and the four director-nominees to serve as Class III directors until 2016;

•

“FOR” the approval, on an advisory basis, of the compensation of the company’s named executive officers; and

•

“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013.

FLOWERS FOODS, INC. – 2013 Proxy Statement   8

Back to Contents

What is a proxy?

A proxy is your legal designation of another person to vote the shares of Flowers Foods common stock you own as of the record date for the annual meeting. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated three of our executive officers as proxies for the annual meeting. These three officers are George E. Deese, our chairman of the board and chief executive officer, R. Steve Kinsey, our executive vice president and chief financial officer and Stephen R. Avera, our executive vice president, secretary and general counsel.

Are the proxy materials available electronically?

Yes. Under SEC rules, Flowers Foods is making this proxy statement and its 2012 annual report available to its shareholders electronically via the Internet at www.proxyvote.com. On April 10, 2013, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our 2012 annual report online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Rather, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report on the Internet. The Notice also instructs you on how you may submit your proxy vote over the Internet.

If you received a Notice by mail but would like to receive a printed copy of the proxy statement and 2012 annual report, please follow the instructions contained on the Notice.

Who can vote?

To be eligible to vote, you must have been a shareholder of record of the company’s common stock at the close of business on March 20, 2013, which is the record date for the annual meeting. There were 138,232,858 shares of our common stock outstanding and entitled to vote on the record date.

How many votes do I have?

You are entitled to one vote on each of the five director-nominees, and one vote on each other matter to be voted upon at the annual meeting, for each share of common stock you held on the record date for the annual meeting. For example, if you owned 100 shares of our common stock on the record date, you would be entitled to 100 votes for each of the five director-nominees and for each other matter to be voted upon at the annual meeting.

How do I vote?

You can vote in the following ways:

•

Voting by Mail. If you elect to receive your proxy materials by mail, you may vote by completing and signing the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. The envelope does not require additional postage if you mail it in the United States.

•

Internet Voting. If you have Internet access, you may vote your shares from any location in the world by following the “Vote by Internet” instructions set forth on the Notice or the proxy card.

•

Telephone Voting. You may authorize the voting of your shares by following the “Vote by Telephone” instructions set forth on the proxy card.

•

Vote at the Meeting. If you attend the annual meeting and you are a registered shareholder, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot, which will be available at the annual meeting. If your shares are held in “street name” through a broker, bank or other record holder, to be eligible to vote your shares in person, you must obtain a legal proxy from your bank, broker or agent that specifies the number of shares you owned on the record date and bring the legal proxy with you to the annual meeting.

By executing and returning your proxy (either by returning the proxy card or by submitting your proxy electronically via the Internet or by telephone), you appoint George E. Deese, R. Steve Kinsey and Stephen R. Avera to represent you at the annual meeting and to vote your shares at the annual meeting in accordance with your voting instructions. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders’ instructions have been recorded properly. Any shareholder voting by Internet should understand that there may be costs associated with electronic access, like usage charges from Internet access and telephone or cable service providers, that must be paid by the shareholder.

FLOWERS FOODS, INC. – 2013 Proxy Statement   9

Back to Contents

If I am a registered holder, what if I do not give any instructions on a particular matter described in this proxy statement when voting by mail?

Registered shareholders should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of each director-nominee, the approval, on an advisory basis, of the compensation of the company’s named executive officers, and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013.

Can I change my vote after I have mailed my proxy card or after I have authorized the voting of my shares over the Internet or by telephone?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the annual meeting by doing any one of the following things:

•

Signing and delivering to our corporate secretary another proxy with a later date;

•

Giving our corporate secretary a written notice before or at the annual meeting that you want to revoke your proxy; or

•

Voting in person at the annual meeting.

Your attendance at the annual meeting alone will not revoke your proxy.

How do I vote my 401(k) shares?

If you participate in the Flowers Foods, Inc. 401(k) Retirement Savings Plan and you received the Notice, you may vote by Internet or telephone as previously described in this proxy statement. If you elect to receive your proxy materials by mail, you may vote by completing and signing the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. In addition, if you received a Notice by mail but would like to receive a printed copy of the proxy statement and 2012 annual report, please follow the instructions contained on the Notice. By voting, you will direct Putnam Fiduciary Trust Company, the Trustee of the 401(k) plan, how to vote the shares of Flowers Foods common stock allocated to your account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of stock credited to the 401(k) plan participants’ accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of shares you are eligible to vote is based on the number of shares in your account on the record date for the annual meeting.

Can I vote if my shares are held in “street name” by a bank or broker?

If your shares of Flowers Foods common stock are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Telephone and Internet voting are offered to shareholders who own their Flowers Foods shares through certain banks and brokers.

The election of directors (Proposal I) and the advisory proposal to approve the compensation of the company’s named executive officers (Proposal II) are considered non-discretionary matters under applicable NYSE rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker “non-votes” on Proposal I and Proposal II. The ratification of the appointment of our independent registered public accounting firm for fiscal 2013 (Proposal III) is considered a discretionary matter under applicable rules, and a broker or other nominee may (but is not required to) vote “FOR” Proposal III without instructions. Therefore, it is important that you follow the voting instructions sent to you by the registered holder of your shares held in “street name” if you want your vote to be counted.

How will broker “non-votes” be treated?

Broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied but will not be included in vote totals and will not affect the outcome of the vote. A “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary power to vote.

FLOWERS FOODS, INC. – 2013 Proxy Statement   10

Back to Contents

How will abstentions be treated?

Abstentions will be counted as present in determining whether the quorum requirement is satisfied. Because directors are elected by a plurality of votes, an abstention will have no effect on the outcome of the vote with respect to the election of directors. In addition, abstentions will not be treated as votes cast and will not have an effect on the outcome of the votes on Proposals II or III.

What constitutes a quorum?

The holders of at least a majority of the shares of our common stock entitled to vote at the annual meeting are required to be present in person or by proxy to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. The aggregate number of votes cast by all shareholders present in person or represented by proxy at the meeting, whether those shareholders vote for or against the proposals, will be counted for purposes of determining the minimum number of affirmative votes required for approval of the proposals, and the total number of votes cast for each of these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the annual meeting, we may adjourn or postpone the meeting until a quorum is present. The time and place of the adjourned or postponed annual meeting will be announced at the time the adjournment is taken, and, unless such adjournment or postponement is for more than 120 days, no other notice will be given. An adjournment or postponement will have no effect on the business that may be conducted at the annual meeting.

What vote is required for each matter to be voted upon at the annual meeting?

Once a quorum has been established, with respect to Proposal I, the one director-nominee in Class I and the four director-nominees in Class III receiving the highest number of votes cast at the annual meeting will be elected, regardless of whether that number represents a majority of the votes cast. Approval of Proposal II and Proposal III requires the affirmative vote of the holders of a majority of the shares of our common stock present at the meeting in person or by proxy.

Will any other business be conducted at the annual meeting or will other matters be voted on?

At this time, our board of directors does not know of any other business to be brought before the meeting, but if any other business is properly brought before the meeting, the persons named as proxies, Messrs. Deese, Kinsey and Avera, will exercise their judgment in deciding how to vote or otherwise act at the annual meeting with respect to that matter or proposal.

Where can I find the voting results from the annual meeting?

We will report the voting results on a current report on Form 8-K, which we expect to file with the SEC on or before May 29, 2013.

FLOWERS FOODS, INC. – 2013 Proxy Statement   11

Back to Contents

How and when may I submit a shareholder proposal for the 2014 annual meeting?

For information on how and when you may submit a shareholder proposal for the 2014 annual meeting, please refer to the section entitled “Shareholder Proposals” in this proxy statement.

Who pays the costs of soliciting proxies?

We will pay the cost of soliciting proxies. We have engaged Okapi Partners LLC to assist in the solicitation of votes for a fee of $8,500, plus out-of-pocket expenses. In addition, our directors and officers may solicit proxies in person, by telephone or facsimile but will not receive additional compensation for these services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.

How can I obtain an Annual Report on Form 10-K?

The notice of the annual meeting, the proxy statement and the annual report are available on the Internet at www.proxyvote.com. You may also receive a copy of the annual report free of charge by sending a written request to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Investor Relations Department.

If you elected to receive your proxy materials by mail, a copy of Flowers Foods’ annual report, which includes our Form 10-K and our financial statements for the fiscal year ended December 29, 2012, is included in the mailing of this proxy statement.

The annual report does not form any part of the material for the solicitation of proxies.

Can I elect to receive future Notices and proxy materials electronically?

Yes. If you are a registered shareholder or if you participate in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, go to the company’s website, www.flowersfoods.com, and follow the instructions for signing up for electronic delivery of proxy materials. Those shareholders signing up for this service will receive all future proxy materials, including the Notice, proxy statement and annual report electronically. Please call Lisa Hay, our shareholder relations specialist, at (229) 226-9110 if you need assistance.

If you hold your shares in a brokerage account or bank you may also have the opportunity to receive these documents electronically. Please contact your brokerage service, bank or financial advisor to make arrangements for electronic delivery of your proxy materials.

If I cannot attend the annual meeting, will a webcast be available on the Internet?

Shareholders can listen to a live audio webcast of the annual meeting over the Internet on the company’s website at www.flowersfoods.com. This webcast also will be archived on the site.

We have included the website address for reference only. The information contained on our website is not incorporated by reference into this proxy statement and does not form any part of the materials used for the solicitation of proxies.

Who should I contact if I have any questions?

If you have any questions about the annual meeting or your ownership of our common stock, please contact Marta J. Turner, our executive vice president of corporate relations, at the above address or by calling (229) 226-9110.

FLOWERS FOODS, INC. – 2013 Proxy Statement   12

Back to Contents

DIRECTORS AND CORPORATE GOVERNANCE

Class I Director-Nominee

Allen L. Shiver , age 57, has been elected president and chief executive officer of the company effective May 22, 2013. Mr. Shiver has been president of Flowers Foods since January 2010. Mr. Shiver previously served as executive vice president and chief marketing officer of Flowers Foods from May 2008 to January 2010. He previously served as president and chief operating officer of the warehouse delivery segment from April 2003 until May 2008. Prior to that, he served as president and chief operating officer of Flowers Snack from July 2002 until April 2003. Prior to that Mr. Shiver served as executive vice president of Flowers Bakeries from 1998 until 2002, as a regional vice president of Flowers Bakeries in 1998 and as president of Flowers Baking Company of Villa Rica from 1995 until 1998. Prior to that time, Mr. Shiver served in various sales and marketing positions at Flowers Bakeries. Mr. Shiver joined the company in 1979. Mr. Shiver has extensive operational and financial experience as an executive in various capacities during his over 33-year career with the company.

Class III Director-Nominees

Franklin L. Burke , age 71, has been a private investor since 1991. He is the former senior executive vice president and chief operating officer of Bank South Corp., an Atlanta, Georgia banking company, and the former chairman and chief executive officer of Bank South, N.A., the principal subsidiary of Bank South Corp. He has served as a director of Flowers Foods since March 2001. Mr. Burke previously served as a director of Flowers Industries, Inc. from 1994 until March 2001 and as a director of Keebler Foods Company from 1998 until March 2001. Mr. Burke has a high level of financial literacy and extensive experience in corporate finance and banking, as well as experience as a chief executive officer.

George E. Deese , age 67, will continue to serve as the chief executive officer of the company until May 22, 2013, and has been elected executive chairman of the board of the company effective as of that date. Mr. Deese has been chief executive officer of Flowers Foods since January 2004. Mr. Deese has served as a director of Flowers Foods since June 2004 and chairman of the board since January 1, 2006. Previously, he served as president and chief operating officer of Flowers Foods from May 2002 to January 2004 and as president and chief operating officer of Flowers Bakeries, the company’s core business division, from 1983 to May 2002. Mr. Deese joined the company in 1964. He is a board member of the Grocery Manufacturers of America (GMA), and serves as a trustee of the Georgia Research Alliance. Mr. Deese previously served as chairman of the American Bakers Association (ABA) and on the ABA board and executive committee. He previously served as vice chairman of the board for Quality Bakers of America (QBA) and as a member of the QBA board for 15 years. Mr. Deese has gained extensive operational and financial experience as an executive in various capacities during his 48-year career with the company.

Manuel A. Fernandez , age 66, has been chairman of Sysco Corporation (NYSE) since April 2012. Previously he had served as non-execuitve chairman of Sysco since June 2009, and he has been a member of the Sysco board of directors since November 2006. Mr. Fernandez has been the managing director of SI Ventures, a venture capital firm, since 1998 and is the former chairman of Gartner, Inc. (NYSE), a leading information technology research and consulting company, since 2001. Prior to his present positions, Mr. Fernandez was chairman, president, and chief executive officer of Gartner. Previously, he was president and chief executive officer at Dataquest, Inc., Gavilan Computer Corporation, and Zilog Incorporated. He has served as a director of Flowers Foods since January 2005. Mr. Fernandez also serves on the board of directors of Brunswick Corporation (NYSE) as lead director (1997-present). Mr. Fernandez has extensive information technology experience gained through his experiences as an entrepreneur and investor as well as his leadership on the boards of other publicly traded companies. Mr. Fernandez also has experience as a chief executive officer of a publicly traded company.

Melvin T. Stith , Ph.D., age 66, is dean of the Whitman School of Management at Syracuse University in New York. Prior to that time, he was dean of the College of Business at Florida State University in Tallahassee and the Jim Moran Professor of Business Administration. He also is a director of Synovus Financial Corp. (NYSE) (1998-present) and Aflac Incorporated (NYSE) (2012-present). Dr. Stith previously served as a director of Keebler Foods Company from 1999 to 2001. He has served as a director of Flowers Foods since July 2004. Dr. Stith has a significant background in marketing and accounting, has a high level of financial literacy and brings a unique academic perspective to the board of directors.

FLOWERS FOODS, INC. – 2013 Proxy Statement   13

Back to Contents

Class I Directors Serving Until 2014

Benjamin H. Griswold, IV, age 72, is partner and chairman of Brown Advisory. Mr. Griswold retired in February 2005 as senior chairman of Deutsche Bank Securities, a position he had held since 1999. Prior to that time, Mr. Griswold held several positions with Alex. Brown & Sons, ultimately being elected the firm’s chairman of the board. Following the merger of Alex. Brown and Bankers Trust New York, he became senior chairman of BT Alex. Brown, which was acquired by Deutsche Bank in 1999. Mr. Griswold also served on the board of the New York Stock Exchange, completing his term in 1999. He has been non-executive chairman of W.P. Carey Inc. (NYSE) since 2012 and a director since 2006. He also serves as a director of Stanley Black & Decker, Inc. (NYSE) (2001-present) and as a trustee emeritus of Johns Hopkins University. Mr. Griswold joined our board of directors in February 2005. Mr. Griswold has extensive experience in investment banking, corporate finance and strategic planning.

Jackie M. Ward , age 74, is the retired chief executive officer & chairman of the board of directors of Computer Generation Incorporated, a telecommunications company based in Atlanta, Georgia that she co-founded, from 1968 until it was acquired in December 2000. She is also a director of Sanmina Corporation (NASDAQ) (1992-present), WellPoint, Inc. (NYSE) (1993-present) and SYSCO Corporation (NYSE) (2001-present). Ms. Ward previously served as a director of Bank of America (1994-2009) and Equifax, Inc. (1999-2008). Ms. Ward has served as a director of Flowers Foods since March 2001 and she previously served as a director of Flowers Industries, Inc. from March 1999 until March 2001. Ms. Ward has significant information technology experience and broad managerial experience as an entrepreneur, chief executive officer and investor.

C. Martin Wood III , age 69, has been a partner in Wood Associates, a private investment firm, since January 2000. He retired as senior vice president and chief financial officer of Flowers Industries, Inc. on January 1, 2000, a position that he had held since 1978. Mr. Wood has served as a director of Flowers Foods since March 2001 and he previously served as a director of Flowers Industries, Inc. from 1975 until March 2001. Mr. Wood joined the company in 1970. Mr. Wood has a high degree of financial literacy and extensive knowledge of the company gained through his 43 years of service with the company, 22 of which he served as its chief financial officer.

Class II Directors Serving Until 2015

Joe E. Beverly , age 71, has been chairman of the board of directors of Commercial Bank in Thomasville, Georgia, a division of Synovus Bank, which is a wholly-owned subsidiary of Synovus Financial Corp. (NYSE), a financial services company, since 1989. He is also the retired vice chairman of the board of directors of Synovus Financial Corp. He also previously served on the board of directors of Plum Creek Timber (NYSE). He was president of Commercial Bank from 1973 to 1989. Mr. Beverly has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from August 1996 until March 2001. Mr. Beverly has a high degree of financial literacy and an extensive background in banking and finance.

Amos R. McMullian , age 75, chairman emeritus of Flowers Foods, retired as chairman of the board of directors of Flowers Foods effective January 1, 2006, a position he had held since November 2000. He previously served as chief executive officer of Flowers Foods from November 2000 to January 2004. Mr. McMullian previously served as chairman of the board of directors of Flowers Industries, Inc. from 1985 until March 2001 and as its chief executive officer from 1981 until March 2001. Mr. McMullian previously served on the board of directors of Hughes Supply (2001-2006). Mr. McMullian has extensive operational and financial experience as an executive in various capacities during his 50-year career with the company, 24 years of which he served as the chief executive officer. Mr. McMullian joined the company in 1963.

J.V. Shields, Jr. , age 75, has been chairman of Wellington Shields & Co., LLC, a diversified financial services company and member of the New York Stock Exchange, since 2009, following the merger of Shields & Co. with H.G. Wellington & Co. Prior to the merger, Mr. Shields had been chairman of the board of directors and chief executive officer of Shields & Co. since 1982. Mr. Shields also is chairman of Capital Management Associates, Inc., chairman of Wellington Shields Capital Management LLC, both registered investment advisors, and has been chairman and director of The BBH Funds, the Brown Brothers Harriman mutual funds group, since 1990. He has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from March 1989 until March 2001. Mr. Shields has extensive corporate finance and investing experience and has served as a chief executive officer.

David V. Singer , age 57, has served as the chief executive officer of Snyder’s-Lance, Inc. (NASDAQ) since 2010, following the merger of Lance, Inc. and Snyder’s of Hanover, Inc. He served as the president and chief executive officer of Lance, Inc. from 2005 until the merger with Snyder’s in 2010. He was the executive vice president and chief financial officer of Coca-Cola Bottling Co. Consolidated, Charlotte, NC, from 2001 until 2005 and vice president and chief financial officer of Coca-Cola Bottling Co. Consolidated from 1987 until 2001. Mr. Singer has been a director of Snyder’s-Lance, Inc. since 2010 and previously served as a director of Lance, Inc. from 2003-2010. He joined Flowers Foods’ board on January 1, 2010. Mr. Singer was elected as a director of SPX Corporation (NYSE) in 2013. Mr. Singer has management and financial experience as well as experience as the chief executive officer of a publicly traded consumer products company.

FLOWERS FOODS, INC. – 2013 Proxy Statement   14

Back to Contents

CORPORATE GOVERNANCE

General

We believe that good corporate governance is essential to ensure that the company is effectively managed for the long-term benefit of our shareholders. We have thoroughly reviewed our corporate governance policies and practices and compared them with those recommended by corporate governance advisors and the practices of other publicly-held companies.

Based upon this review we have adopted the following corporate governance documents:

•

Corporate Governance Guidelines

•

Audit Committee Charter

•

Compensation Committee Charter

•

Nominating/Corporate Governance Committee Charter

•

Finance Committee Charter

•

Code of Business Conduct and Ethics for Officers and Members of the Board of Directors

•

Stock Ownership Guidelines for Executive Officers and Non-Employee Directors

•

Flowers Foods, Inc. Employee Code of Conduct

•

Disclosure Policy

You can access the full text of all these corporate governance documents on our website at www.flowersfoods.com by clicking on the “Investor Center” tab and selecting “Corporate Governance.” You can also receive a copy of these documents by writing to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attn: Investor Relations Department.

Determination of Independence

Pursuant to our corporate governance guidelines, the nominating/corporate governance committee and the board of directors are required to annually review the independence of each director and director-nominee. During this review, transactions and relationships among each director or any member of his or her immediate family and the company are considered, including, among others, all commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships and those reported in this proxy statement under “Transactions with Management and Others.” In addition, transactions and relationships among directors or their affiliates and members of senior management and their affiliates are examined. The purpose of this annual review is to determine whether each director meets the applicable criteria for independence in accordance with the SEC rules, NYSE Rules and our corporate governance guidelines. Only those directors who meet the applicable criteria for independence and the board of directors affirmatively determines have no direct or indirect material relationship with the company are considered independent directors.

As part of our corporate governance guidelines, we have adopted categorical standards which provide that certain relationships will be considered material relationships and will preclude a director’s independence. Under these standards, an “independent” director is one who:

•

has not been employed by the company or any of its subsidiaries or affiliates, or whose immediate family member has not been employed as an executive officer by the company, within the previous three years;

•

does not, or whose immediate family member does not, receive more than $120,000 per year in direct compensation from the company, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service (such person is presumed not to be “independent” until three years after he or she (or their immediate family member) ceases to receive more than $120,000 per year in such compensation); provided that compensation received by an immediate family member for service as an employee of the company (other than as an executive officer) need not be considered;

•

is not affiliated with or employed by, or whose immediate family member is not affiliated with or employed, in a professional capacity by, a present or former internal or external auditor of the Company (such person is not “independent” until three years after the end of either the affiliation or the auditing relationship);

•

is not employed, or whose immediate family member is not employed, as an executive officer of another company where any of Flowers Foods’ present executives serve on such other company’s compensation committee (such person is not “independent” until three years after the end of such service or the employment relationship); and

•

is not a current employee, or whose immediate family member is not a current executive officer, of a company that has made payments to, or received payments from, Flowers Foods for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

The nominating/corporate governance committee and the board of directors conducted the required annual independence review in February 2013. Upon the recommendation of the nominating/corporate governance committee, the board of directors affirmatively determined that a majority of our directors and director-nominees are independent of the company and its management as required by the NYSE Rules and the corporate governance guidelines. Messrs. Burke, Fernandez and Stith are independent directors and director-nominees. Messrs. Beverly, Griswold, McMullian, Shields, Singer, Wood and Ms. Ward are independent directors. Mr. Deese is considered an inside director because he is currently the chief executive officer of the company and Mr. Shiver is an inside director-nominee because he is currently the president of the company and, as previously announced, will become the chief executive officer of the company effective on May 22, 2013. Each director and director-nominee abstained from voting as to themselves.

The foregoing discussion of director independence is applicable only to service as a member of the board of directors, the compensation committee and the nominating/corporate governance committee. Additional guidelines apply to the members of the audit committee under the SEC rules and NYSE Rules.

FLOWERS FOODS, INC. – 2013 Proxy Statement   15

Back to Contents

Presiding Director

Pursuant to the corporate governance guidelines, the board of directors created the position of “presiding director,” whose primary responsibilities are to preside over periodic executive sessions of the board of directors in which management directors and other members of management do not participate and to:

•

serve as the liaison between the chairman of the board and the outside, independent directors of the company;

•

oversee information sent by the company to the members of the board of directors;

•

review meeting agendas and schedules for the board of directors;

•

call meetings of the independent, non-management directors; and

•

be available for consultation and director communication with shareholders.

Each year at the meeting of the board of directors following the annual meeting, a presiding director is appointed among the independent directors to serve until the company’s annual meeting of shareholders the following year. On June 1, 2012, Benjamin H. Griswold, IV was appointed to serve as the presiding director until the 2013 annual meeting of shareholders.

The Board of Directors and Committees of the Board of Directors

In accordance with the company’s amended and restated bylaws, the board of directors has set the number of members of the board of directors at twelve. The board of directors held 11 meetings in fiscal 2012, and no incumbent director attended fewer than 75% of the aggregate of:

•

the total number of meetings of the board of directors held during the period for which he or she has been a director; and

•

the total number of committee meetings held by all committees of the board on which he or she served during the periods that he or she served.

Our board of directors has established several standing committees: an audit committee, a nominating/corporate governance committee, a compensation committee and a finance committee. The board of directors has adopted a written charter for each of these committees, all of which are available on the company’s website at www.flowersfoods.com.

The following table describes the current members of each of the committees and the number of meetings held during fiscal 2012:

	Audit Committee	Nominating/Corporate Governance Committee	Compensation Committee	Finance Committee
Joe E. Beverly*	X			X
Franklin L. Burke*	Chair			X
George E. Deese
Manuel A. Fernandez*		X	Chair
Benjamin H. Griswold IV*		X	X
Amos R. McMullian*
J.V. Shields, Jr.*		X	X
David V. Singer*	X			X
Melvin T. Stith*		X	X
Jackie M. Ward*		Chair	X
C. Martin Wood III*	X			Chair
NUMBER OF MEETINGS	9	4	6	7
* Independent Directors

Audit Committee

Under the terms of the audit committee charter, the audit committee represents and assists the board of directors in fulfilling its oversight responsibilities with respect to:

•

the integrity of our financial statements;

•

our compliance with legal and regulatory requirements;

•

the independent registered public accounting firm’s qualifications and independence; and

•

the performance of the company’s internal audit function and the independent registered public accounting firm.

The audit committee’s duties and responsibilities include:

•

responsibility for overseeing our financial reporting process on behalf of the board of directors;

•

direct responsibility for the appointment, retention, termination, compensation and oversight of the work of the independent registered public accounting firm employed by the company, which reports directly to the committee, and sole authority to pre-approve all services to be provided by the independent auditor;

•

review and discussion of our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm;

•

review of the internal audit function’s organization, plans and results and of the qualifications and performance of our independent registered public accounting firm (our internal audit function and its compliance officer report directly to the audit committee);

•

review with management the effectiveness of our internal controls;

FLOWERS FOODS, INC. – 2013 Proxy Statement   16

Back to Contents

•

review with management any material legal matters and the effectiveness of our procedures to ensure compliance with our legal and regulatory responsibilities;

•

discussion of guidelines and policies with respect to risk assessment and risk management to assess and manage the company’s exposure to risk; and

•

oversight of the company’s enterprise risk management activities (“ERM”), with the full understanding that responsibility for ERM continues to be shared by the entire board of directors and all directors have the authority and obligation to scrutinize the company’s ERM efforts.

The board of directors has determined that all audit committee members are “independent” as defined by the NYSE Rules and under SEC rules and regulations. The board of directors has also determined that Mr. Wood is an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K of the Securities Act of 1933 (the “Securities Act”). Each member of the audit committee is financially literate, knowledgeable and qualified to review financial statements.

Nominating/Corporate Governance Committee

Under the terms of its charter, the nominating/corporate governance committee is responsible for considering and making recommendations to the board of directors with regard to the function and needs of the board, and the review and development of our corporate governance guidelines. In fulfilling its duties, the nominating/corporate governance committee shall:

•

receive identification of individuals qualified to become board members;

•

select, or recommend that the board select, the director-nominees for our next annual meeting of shareholders;

•

evaluate incumbent directors;

•

develop and recommend corporate governance principles applicable to the company;

•

review possible conflicts of interest of directors and management and make recommendations to prevent, minimize or eliminate such conflicts;

•

make recommendations to the board regarding the independence of each director;

•

review director compensation;

•

oversee the evaluation of the board and management;

•

oversee risks related to ethics issues, shareholder activism, change in control, investor relations, loss of separate employer status and corporate structure; and

•

perform any other duties and responsibilities delegated to the committee from time to time.

Our board has determined that all members of the nominating/corporate governance committee are “independent” as defined by the NYSE Rules and our corporate governance guidelines. For information relating to nomination of directors by shareholders, please see “Selection of Director-Nominees.”

Compensation Committee

Under the terms of its charter, the compensation committee has overall responsibility for evaluating and approving the company’s compensation plans, policies and programs. The compensation committee’s duties and responsibilities include:

•

review and approval of corporate goals and objectives relevant to our chief executive officer’s compensation, evaluation of our chief executive officer’s performance in light of these goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board), determination and approval of our chief executive officer’s compensation level based on this evaluation;

•

making recommendations to the board with respect to non-chief executive officer compensation, incentive-compensation plans and equity-based plans;

•

administration of equity-based incentive plans and other plans adopted by the board that contemplate administration by the compensation committee;

•

overseeing regulatory compliance with respect to compensation matters;

•

review of employment agreements, severance agreements and any severance or other termination payments proposed with respect to any of our executive officers;

•

overseeing risks related to executive compensation disclosures, human capital needs, intellectual capital loss, labor relations, employee retention and public compensation disclosures; and

•

production of a report on executive compensation for inclusion in our proxy statement for the annual meeting of shareholders.

For fiscal 2012, the compensation committee completed its annual review of our compensation philosophies and practices with respect to our employees and concluded that the risk arising from such policies and practices are not reasonably likely to have a material adverse affect on us. While risk is inherent in any strategy for growth, the company’s compensation programs minimize risk through the following design elements, among others:

•

balanced incentive plans designed to reward both annual and long-term performance, and both internal and stock price performance;

•

incentive goals set at the corporate level;

•

capped incentives;

•

stock ownership guidelines requiring the Named Executives to own a significant amount of our stock; and

•

a recoupment (clawback) policy for equity grants and cash bonuses if they are paid based on incorrect financial results due to knowing misconduct by a participant.

Our board has determined that all members of the compensation committee are “independent” as defined by the NYSE Rules and our corporate governance guidelines.

In accordance with newly adopted NYSE Rules, the compensation committee intends to amend its charter prior to July 1, 2013 to address rule changes regarding compensation committee member independence and the retention and independence of compensation consultants and other advisors.

FLOWERS FOODS, INC. – 2013 Proxy Statement   17

Back to Contents

Finance Committee

The duties and responsibilities of the finance committee are to:

•

make recommendations to the board of directors with respect to the approval, adoption and any significant amendment to all of the company’s defined benefit and defined contribution plans and trusts (the “retirement plans”);

•

oversee the administration of the retirement plans and approve the selection of any third-party administrators;

•

review and employ managers to review the investment results of the retirement plans and the investment policies of the retirement plans, and monitor and adjust the asset allocations of the retirement plans;

•

oversee, in consultation with management, regulatory and tax compliance matters with respect to the retirement plans;

•

make recommendations to the board of directors with respect to management’s capital expenditure plans and other uses of the company’s cash flows (including the financial impact of stock repurchases, acquisitions and the payment of dividends), the company’s credit facilities, commodities hedging and liquidity matters; and

•

oversee risks related to leverage and debt service/cash flow, access to capital, mergers and acquisitions, benefit and pension plan funding, use of derivatives, global procurement and supply chain, volatility in inventory and energy availability and cost.

Board Leadership Structure

The board of directors has elected Mr. Deese executive chairman of the board effective May 22, 2013, in connection with the board’s election of Mr. Shiver as president and chief executive officer effective the same date. Mr. Deese currently serves as the company’s chief executive officer and chairman of the board. Mr. Deese, in his current role as chief executive officer, and Mr. Shiver, effective May 22, 2013, have primary responsibility for the day-to-day operations of the company. As executive chairman of the board, Mr. Deese will work with Mr. Shiver regarding the strategic direction of the company and continue to provide leadership on the company’s key strategic objectives. In his role as executive chairman of the board, Mr. Deese will continue to set the strategic priorities for the board (with input from the presiding director), preside over its meetings and communicate its strategic findings and guidance to management. The board believes that the close working relationship between the chief executive officer and executive chairman of the board will continue to provide consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy. The board further believes that Mr. Deese’s continued active role in the company is important in unifying the company’s strategy behind a consistent vision as the company transitions through its established succession plans.

As noted earlier, the independent non-management directors have appointed an independent presiding director, which provides balance to the board’s structure. With a supermajority of independent directors, an audit committee, compensation committee, nominating and corporate governance committee and finance committee each comprised entirely of independent directors, and an independent presiding director to oversee all meetings of the non-management directors, the company’s board of directors believes the existing leadership structure provides for an appropriate balance that best serves the company and its shareholders. The board of directors annually reviews its leadership structure to ensure that it remains the optimal structure for the company and our shareholders.

Risk Management

The board of directors is actively involved in oversight of risks that could affect the company. This oversight is conducted primarily through the audit committee, as described above and in the audit committee charter, but the full board has retained responsibility for general oversight of risks. Specifically, the board has responsibility for overseeing, reviewing and monitoring the company’s overall risks, and each board committee is responsible for the oversight of specific risk areas relevant to its purpose as provided in the committee charters. The overall responsibility of the board and its committees is enabled by an enterprise risk management model and process implemented by management that is designed to identify, assess, manage and mitigate risks. The board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports to the board directly from executive officers responsible for oversight of particular risks within the company. In addition, the compensation committee, nominating/corporate governance committee and finance committee are responsible for the oversight of specific risks, as described above and in each committee’s charter. The company believes that its leadership structure, discussed in detail above, supports the risk oversight function of the board. While the company currently has a combined chairman of the board and chief executive officer, strong directors chair the various board committees involved with risk oversight, there is open communication between management and directors and all directors are actively involved in the risk oversight function.

Relationships Among Certain Directors

J.V. Shields, Jr. and C. Martin Wood III are married to sisters.

FLOWERS FOODS, INC. – 2013 Proxy Statement   18

Back to Contents

Attendance at Annual Meetings

In accordance with our corporate governance guidelines, directors are expected to rigorously prepare for, attend and participate in all meetings of the board of directors and meetings of the committees on which they serve and to devote the time necessary to appropriately discharge their responsibilities. Aside from these requirements, the company does not maintain a formal policy for attendance by directors at annual meetings of shareholders. However, all of our directors attended the annual meeting of shareholders held on June 1, 2012.

Selection of Director-Nominees

The nominating/corporate governance committee identifies and considers director candidates recommended by its members and other board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective director-nominee for the committee’s consideration should submit the candidate’s name and qualifications to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Executive Vice President, Secretary and General Counsel. The nominating/corporate governance committee will also consider whether to recommend for nomination any person identified by a shareholder pursuant to the provisions of our amended and restated bylaws relating to shareholder nominations. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the nominating/corporate governance committee.

The nominating/corporate governance committee believes that any director-nominee must meet the director qualification criteria set forth in our corporate governance guidelines before such director-nominee can be recommended for election to the board of directors. These factors include:

•

integrity and demonstrated high ethical standards;

•

the ability to express opinions, raise tough questions and make informed, independent judgments;

•

experience managing or operating public companies;

•

knowledge, experience and skills in at least one specialty area;

•

ability to devote sufficient time to prepare for and attend board of directors meetings;

•

willingness and ability to work with other members of the board of directors in an open and constructive manner;

•

ability to communicate clearly and persuasively; and

•

diversity in background, personal and professional experience, viewpoints or other demographics.

In addition, no person may stand for election or reelection to the board of directors after turning 75 years old. The nominating/corporate governance committee considers these factors as it deems appropriate, as well as other factors it determines are pertinent in light of the current needs of the board of directors. The nominating/corporate governance committee may use the services of a third-party executive search firm to assist it in identifying and evaluating possible director-nominees.

Shareholder & Other Interested Party Communication with Directors

The board of directors will give proper attention to written communications that are submitted by shareholders and other interested parties and will respond if appropriate. Shareholders and other interested parties interested in communicating directly with the board of directors as a group, the independent, non-management directors as a group or any individual director may do so by writing to Presiding Director, Flowers Foods Inc., 1919 Flowers Circle, Thomasville, GA 31757. Absent circumstances contemplated by committee charters, the chair of the nominating/corporate governance committee and the presiding director, with the assistance of our executive vice president, secretary and general counsel will monitor and review all correspondence from shareholders and other interested parties and provide copies or summaries of such communications to other directors as they deem appropriate.

DIRECTOR COMPENSATION

General

Based upon the recommendations of the nominating/corporate governance committee, the board determines director compensation. An employee of the company who also serves as a director does not receive any additional compensation for serving as a director or as a member or chair of a board committee.

FLOWERS FOODS, INC. – 2013 Proxy Statement   19

Back to Contents

2012 Director Compensation Package

The nominating/corporate governance committee periodically reviews the status of director compensation in relation to other comparable companies and other factors it deems appropriate. In addition, in 2012 the nominating/corporate governance committee engaged Meridian Compensation Partners, an independent compensation consultant, to assist the committee in its assessment of the competitiveness of director compensation. During 2012, the directors’ compensation package for non-employee directors was based on the following principles:

•

a significant portion of director compensation should be aligned with creating and sustaining shareholder value;

•

directors should have equity interest in the company; and

•

total compensation should be structured to attract and retain a diverse and truly superior board of directors.

Cash and Stock Compensation

With the above principles in mind, the compensation package for 2012 was comprised of the following components:

•

an annual cash retainer of $80,000 for all non-employee directors;

•

an annual cash retainer of $12,500 for the chairman of the audit committee;

•

an annual cash retainer of $10,000 for the chairman of the compensation committee;

•

an annual cash retainer of $5,000 for the chair of the nominating/corporate governance committee;

•

an annual cash retainer of $5,000 for the chairman of the finance committee;

•

an annual cash retainer of $5,000 for each member of the audit committee;

•

an annual cash retainer of $15,000 for the presiding director; and

•

an annual award of deferred stock valued at $105,000 (which vests one year from the date of grant) based upon the closing price of the company’s common stock on the Tuesday following the annual meeting of shareholders.

Participation in Company Plans

Non-employee directors are eligible to participate in the Executive Performance Incentive Plan (“EPIP”), our Stock Appreciation Rights Plan (the “SAR Plan”) and the Executive Deferred Compensation Plan (“EDCP”).

Under the EPIP, non-employee directors received deferred stock grants as described above. The deferred stock vests one year from the date of grant. Directors have the option to convert their annual board retainer fees into deferred stock.

Stock appreciation rights granted under the SAR Plan do not give the director an equity interest in the company. Instead, they offer the directors a cash payment equal to the difference between the value of the shares underlying the stock appreciation rights on the exercise date and the exercise price. Stock appreciation rights vest one year from the date of issuance, and the director has ten years from the date of issuance to exercise these rights. Additionally, the holder of stock appreciation rights receives an amount equal to the dividends that would have been paid on an equivalent number of shares of the company’s common stock at the same time dividends are paid to all other shareholders. In 2012, these payments to all directors in the aggregate totaled $82,073. Outstanding stock appreciation rights that vested prior to December 31, 2004 will continue to accumulate these payments in an account for distribution at the date of exercise. Stock appreciation rights are expensed in accordance with the fair value provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Certification (“ASC”) Topic 718, Stock Compensation.

Under the EDCP, non-employee directors may elect to defer all or any portion of their annual retainer and cash committee fees. All deferrals earn interest until paid to the director. Generally, the deferral plus interest is paid to the director upon retirement or termination from the company’s board of directors. During 2008, participants were given a one-time, irrevocable opportunity to convert their EDCP cash account for some or all prior years’ deferrals to an account that tracks the performance of our common stock. Balances as of the end of the fiscal year were converted, based on the closing price of our common stock on January 2, 2009. The EDCP tracking account will be distributed in shares of our common stock at the time elected by the participant for the deferral year(s) in question. The EDCP tracking account will be credited with dividends paid on our common stock for the number of shares deemed held in such account, and such dividends will then be deemed to be invested in the cash account and will earn interest as described above.

Stock Ownership Guidelines

The board believes that the economic interests of directors should be aligned with those of shareholders. To achieve this, all directors are expected to hold shares of common stock in the company. A non-employee director must own shares of common stock with a value of at least five times the annual cash retainer paid to the non-employee directors. All direct holdings of our common stock and all vested shares of deferred stock are included for purposes of determining compliance. These guidelines may be revised or terminated by the nominating/corporate governance committee at any time with thirty days written notice to the affected directors. Directors have four years to meet the required guidelines. All non-employee directors were in compliance with the guidelines as of March 31, 2013.

Other Arrangements

We reimburse all directors for out-of-pocket expenses incurred in connection with attendance at board meetings, or when traveling in connection with the performance of their services for the company.

FLOWERS FOODS, INC. – 2013 Proxy Statement   20

Back to Contents

DIRECTOR SUMMARY COMPENSATION TABLE

The following table details compensation to non-employee members of the board of directors for the 2012 fiscal year:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)(3)	All Other Comp. ($)(4)	Total ($)
Joe E. Beverly	85,000	105,000	-	-	190,000
Franklin L. Burke	97,500	105,000	19,041	-	221,541
Manuel A. Fernandez	90,000	105,000	-	-	195,000
Benjamin H. Griswold, IV	95,000	105,000	-	-	200,000
Amos R. McMullian	80,000	105,000	165,506	141,356	491,862
J.V. Shields, Jr.	80,000	105,000	-	-	185,000
David V. Singer	85,000	105,000	-	-	190,000
Melvin T. Stith, Ph. D.	80,000	105,000	-	-	185,000
Jackie M. Ward	85,000	105,000	3,463	-	193,463
C. Martin Wood III	90,000	105,000	51,323	-	246,323

(1)

Directors have the option to convert their annual board retainer fees into deferred stock. Directors may also elect to defer all or a portion of their annual retainer and cash committee fees, if any, through the EDCP. In fiscal 2012, Ms. Ward and Messrs. Shields and Singer elected to convert all of their annual board retainer fees to deferred stock. Ms. Ward deferred all of her committee fees to the EDCP in 2012. The deferred stock vests two years from the date of grant, and is delivered to the grantee along with accumulated dividends at a designated time selected by the grantee at the date of the grant. The deferred stock is accounted for under ASC 718.

(2)

The stock awards represent the grant date fair value computed in accordance with ASC 718 of deferred stock granted to each non-employee director in 2012. The deferred stock award vests one year from the date of grant. Details regarding the number of stock appreciation rights and deferred stock outstanding (vested and non-vested) by director as of December 29, 2012 is as follows:

Name	Stock Appreciation Rights (#)	Deferred Stock (#)	Deferred Stock ($)
Joe E. Beverly	-	28,315	649,546
Franklin L. Burke	43,538	49,473	1,134,911
Manuel A. Fernandez	33,188	28,945	663,998
Benjamin H. Griswold, IV	5,175	4,780	109,653
Amos R. McMullian	-	10,150	232,841
J.V. Shields, Jr.	48,375	17,250	395,715
David V. Singer	-	17,250	395,715
Melvin T. Stith, Ph. D.	-	22,285	511,218
Jackie M. Ward	-	68,558	1,572,721
C. Martin Wood III	-	4,780	109,653

(3)

Amounts reported in this column represent above-market earnings on deferred compensation and, for Messrs. McMullian and Wood, distributions under the Retirement Plan.

(4)

Amounts reported as “All Other Compensation” in the Director Compensation Table above, include the following for the relevant directors:

Name		Distributions from EDCP ($)(a)	Miscellaneous ($)(b)	Total ($)
Amos R. McMullian	2012	68,980	72,376	141,356

(a)

Distributions to Mr. McMullian under the EDCP were earned during his service as an employee of the company. Mr. McMullian retired as chief executive officer in 2004.

(b)

For Mr. McMullian includes $71,308 for administrative support provided to him by the company for his service as chairman emeritus of the board. This amount also includes $1,068 related to his personal use of the company aircraft.

FLOWERS FOODS, INC. – 2013 Proxy Statement   21

Back to Contents

TRANSACTIONS WITH MANAGEMENT AND OTHERS

A. Ryals McMullian, the son of Amos R. McMullian, a director, was employed by the company throughout fiscal 2012 as vice president and associate general counsel. He was paid an aggregate salary and bonus of $198,443 in fiscal 2012. Also in 2012, Mr. McMullian was granted 1,000 shares of performance-contingent restricted stock pursuant to the EPIP. Michael Lord, a son of Gene D. Lord, the executive vice president and chief operating officer of the company, was employed by the company throughout fiscal 2012 as a vice president of sales. He was paid an aggregate salary and bonus of $136,918 in fiscal 2012. Also in 2012, Mr. Lord was granted 400 shares of performance-contingent restricted stock pursuant to the EPIP.

Any transaction between the company and a related party is disclosed to the nominating/corporate governance committee and then presented to the full board for evaluation and approval. The company’s policies with respect to related party transactions are set forth in our corporate governance guidelines and our code of business conduct and ethics, which states that the company does not engage in transactions with related parties if such a transaction would cast into doubt the independence of the director, present the appearance of a conflict of interest or violate any applicable law. Each of the transactions set forth above were reviewed and approved by our board in accordance with the company’s policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table lists information regarding the ownership of our common stock by the only non-affiliated individuals, entities or groups known to us to be the beneficial owner of more than 5% of our common stock:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class(1)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202(2)	9,789,937	7.1%

(1)

Percent of class is based upon the number of shares of Flowers Foods common stock outstanding on March 31, 2013.

(2)

The beneficial ownership reported is based upon a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 13, 2013. The Schedule 13G indicates that Price Associates has sole dispositive power as to all shares reported and sole voting power as to 1,745,550 shares.

FLOWERS FOODS, INC. – 2013 Proxy Statement   22

Back to Contents

Share Ownership of Certain Executive Officers, Directors and Director-Nominees

The following table lists information as of March 31, 2013 regarding the number of shares owned by each director, each director-nominee, each executive officer listed on the summary compensation table included later in this proxy statement and by all of our directors, director-nominees and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Stephen R. Avera	476,855	(2)	*
Joe E. Beverly	219,831	(3)	*
Franklin L. Burke	128,700	(4)	*
George E. Deese	2,846,145	(5)	2.04%
Manuel A. Fernandez	64,741		*
Benjamin H. Griswold, IV	192,001	(6)	*
R. Steve Kinsey	327,256	(7)	*
Gene D. Lord	793,053	(8)	*
Amos R. McMullian	2,412,713		1.75%
J. V. Shields, Jr.	10,711,838	(9)	7.75%
Allen L. Shiver	639,025	(10)	*
David V. Singer	26,610		*
Melvin T. Stith, Ph.D.	27,251		*
Jackie M. Ward	144,965	(11)	*
C. Martin Wood III	5,226,292	(12)	3.78%
All Directors, Director-Nominees and Executive Officers as a Group (15 persons)	24,237,275		17.27%

*

Represents beneficial ownership of less than 1% of Flowers Foods common stock

(1)

Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his or her name.

(2)

Includes (i) performance-contingent restricted stock awards of 26,600 shares all of which are subject to forfeiture and (ii) unexercised stock options for 175,875 shares. Also includes (i) 450 shares owned by Mr. Avera’s spouse as custodian for their minor children and (ii) 52,180 shares held by a trust of which Mr. Avera is a co-trustee, as to which shares Mr. Avera disclaims any beneficial ownership.

(3)

Includes 69,831 shares owned by the spouse of Mr. Beverly, as to which shares Mr. Beverly disclaims any beneficial ownership.

(4)

Includes 41,505 shares owned by the spouse of Mr. Burke, over which Mr. Burke and his spouse share investment authority and 4,525 shares held in Mr. Burke’s stock tracking account.

(5)

Includes (i) 33,534 shares owned by the spouse of Mr. Deese, as to which Mr. Deese disclaims any beneficial ownership and (ii) performance-contingent restricted stock awards of 160,400 shares all of which are subject to forfeiture and (iii) unexercised stock options for 1,149,825 shares.

(6)

Includes 3,375 shares owned by the spouse of Mr. Griswold, as to which Mr. Griswold disclaims any beneficial ownership.

(7)

Includes (i) performance-contingent restricted stock awards of 33,200 shares all of which are subject to forfeiture and (ii) unexercised stock options for 198,150 shares.

(8)

Includes performance-contingent restricted stock awards of 42,700 shares all of which are subject to forfeiture and unexercised stock options for 320,362 shares.

(9)

Includes: (i) 4,694,224 shares held by investment advisory clients of Wellington Shields Capital Management Associates, LLC, of which Mr. Shields is the chairman; (ii) 487,508 shares held by trusts of which Mr. Shields is trustee; (iii) 5,162,626 shares owned by the spouse of Mr. Shields and (iv) 97,884 shares held by investment advisory clients of Wellington Shields & Co., LLC, of which Mr. Shields is chairman, in each case as to which Mr. Shields disclaims any beneficial ownership. Mr. Shields’ business address is Wellington Shields & Company, LLC 140 Broadway, New York, NY 10005.

(10)

Includes performance-contingent restricted stock awards for 74,000 shares all of which are subject to forfeiture and unexercised stock options for 234,262 shares. Also includes 4,855 shares held by Mr. Shiver as custodian for his children and 2,958 shares held by the spouse of Mr. Shiver, as to which shares Mr. Shiver disclaims any beneficial ownership.

(11)

Includes 15,988 shares held in Ms. Ward’s stock tracking account.

(12)

Includes 77,910 shares held by a trust of which Mr. Wood is co-trustee and 4,351,915 shares owned by the spouse of Mr. Wood, as to which shares Mr. Wood disclaims any beneficial ownership.

FLOWERS FOODS, INC. – 2013 Proxy Statement   23

Back to Contents

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of our records and written representations by the persons required to file these reports, all stock transaction reports required to be filed by Section 16(a) of the Securities Exchange Act of 1934, (the “Exchange Act”), with the SEC were timely filed in fiscal 2012 by directors and executive officers.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

2012 In Brief

Under our pay-for-performance program, our Named Executives earned the following for 2012 performance:

•

An increase of 1.4% in the base salary of each Named Executive in 2012 as compared to 2011.

•

Payment of cash bonuses at 83.7% of our Named Executives’ respective Target Bonus Percentages (as defined below) under our bonus plan, based upon achievement of 96.74% of the target performance goal.

•

Vesting in 2013 of performance-contingent restricted stock issued in 2011 at 120.0% of target as a result of: (i) 2011-2012 return on invested capital exceeding our cost of capital by more than 3.75 percentage points, and (ii) our 2011-2012 total shareholder return being at the 69th percentile of compared companies.

Consideration of 2012 Say on Pay Vote

At our 2012 annual meeting of shareholders, more than 97% of the shares voted were cast in support of the company’s executive compensation program. We considered the shareholders vote, and, as a result of the significant level of approval, we continued to apply similar principles in our 2012 executive compensation decisions.

FLOWERS FOODS, INC. – 2013 Proxy Statement   24

Back to Contents

Summary of Our Compensation Practices

PRACTICES WE HAVE ADOPTED	PRACTICES WE DO NO ENGAGE IN

•

Moderate pay with a focus on the size-adjusted 50th percentile of market data

•

Pay mix that is heavily performance-based

•

Multiple measures used in incentive plans

•

Capped incentives

•

Clawback policy

•

No perquisites

•

Stock ownership guidelines for our executives and outside directors

•

Moderate change-in-control severance arrangements

•

Annual review of tally sheets by the compensation committee

•

Incentives that are risk-mitigated through plan design and administration

•

Compensation committee comprised solely of independent directors

•

Independent compensation consultant who reports directly to the committee

•

Anti-hedging policy for executives and outside directors

•

No employment agreements

•

No dividend equivalents on unvested performance shares

•

No income tax gross-ups

•

No excise tax gross-ups on change in control severance

•

No backdating or repricing of stock options

•

No pension credited service for years not worked

Executive Compensation Generally

Objectives of Executive Compensation

The primary objective of our executive compensation program is to attract, retain and motivate qualified executives necessary for the future success of the company and the maximization of shareholder value. Our compensation program is designed to motivate our executives by rewarding them for the achievement of specific annual, long-term and strategic goals of the company. Moreover, the program aligns our executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. Finally, we strive to foster a sense of ownership among our executives and our directors by establishing stock ownership guidelines that require them to maintain ownership of a specified amount of our common stock.

The compensation committee evaluates both performance and compensation to ensure that (i) the company maintains its ability to attract and retain the most qualified executives; (ii) each executive’s compensation remains competitive relative to the compensation paid to similarly situated executives in comparable companies and (iii) each of the company’s primary objectives with respect to compensation is being fulfilled. To meet those goals, our compensation program includes three primary components:

•

base salary;

•

annual cash bonuses; and

•

long-term incentives, through stock-based compensation.

Certain retirement and other post-employment benefits are also included in the executives’ compensation package. In addition, see the section entitled “Potential Payments Upon Termination or Change in Control” of this proxy statement for details on payments and benefits payable (or realizable) upon termination of employment and a change in control of the company. We do not offer perquisites as part of our executive compensation program.

Each element of our compensation program is described in greater detail below, including a discussion of why the company chooses to pay each element, how we determine the amount of each element to pay and how each element and the company’s decisions regarding that element fit into our overall compensation objectives.

Mix of Compensation Opportunity

The objectives of our executive compensation program are accomplished through a balance of pay components that are competitive with market practice and place considerable emphasis on performance-based compensation. Salary and non-equity incentive compensation, equity compensation, and other compensation expressed as a percentage of total compensation for each Named Executive for the fiscal year ended December 29, 2012 were as shown below. There is no prescribed mix of our compensation elements; the mix below is driven by applicable market data for each element of pay.

FLOWERS FOODS, INC. – 2013 Proxy Statement   25

Back to Contents

Name and Principal Position	Salary Percentage	Non-Equity Incentive Comp. Percentage	Equity Comp. Percentage	Other Comp. Percentage	Total %
George E. Deese Chairman of the Board and Chief Executive Officer	30%	25%	39%	6%	100%
R. Steve Kinsey Executive Vice President and Chief Financial Officer	45%	24%	23%	8%	100%
Allen L. Shiver President	37%	25%	31%	7%	100%
Gene D. Lord Executive Vice President and Chief Operating Officer	41%	22%	27%	10%	100%
Stephen R. Avera Executive Vice President, Secretary and General Counsel	46%	23%	21%	10%	100%

Role of Executive Officers in Compensation Decisions

The compensation committee of the board of directors, which is comprised entirely of independent directors, has overall responsibility for evaluating, analyzing and approving the company’s compensation plans, policies and programs. In addition, the chief executive officer consults with and advises the compensation committee with respect to the company’s compensation philosophy and makes recommendations to the compensation committee regarding the compensation of the other executive officers. All recommendations of the chief executive officer to the compensation committee regarding compensation of executive officers are independently evaluated by the committee. The chief financial officer, or his designee, assists the compensation committee in understanding the key drivers of company performance, particularly those measures used in our cash bonus and long-term incentive plans and also provides the compensation committee with regular updates on company performance as it relates to certain performance measures used in our bonus and long-term incentive plans.

Compensation Consultants

For fiscal 2012, the compensation committee engaged Meridian Compensation Partners (“Meridian”) as its independent compensation consultant. At the compensation committee’s request, Meridian evaluated the competitiveness of the base salaries, annual bonuses and long-term incentives awarded to the company’s Named Executives, provided competitive market data on new compensation arrangements and evaluated the continued appropriateness of existing arrangements. Meridian attended compensation committee meetings at the committee’s request and was available to provide guidance to the compensation committee on compensation questions and issues as they arose.

In December 2012 the compensation committee, in accordance with SEC rules, considered various factors having to do with consultant conflicts of interest. In connection with this review, the compensation committee considered the following six factors established by the SEC:

•

the provision of other services to the company by the consultant’s employer;

•

the amount of fees received from the company by the consultant’s employer as a percentage of total revenue;

•

the policies and procedures of the consultant’s employer designed to prevent conflicts of interest;

•

any business or personal relationship of the consultant with a member of the compensation committee;

•

any stock of the company owned by the consultant; and

•

any business or personal relationship of the consultant or the consultant’s employer with an executive officer of the company.

As a result of its review of these six factors, the committee determined that the work of the compensation consultant did not raise any conflicts of interest.

Compensation Benchmarking

Because there are not many food companies the size of Flowers Foods, a specific set of peer companies is not used for market compensation comparisons. We use market pay rates (i.e., base salary, bonus and long-term incentives) based on available food industry and general industry peers’ pay data from published surveys. We use an average of food industry and general industry survey data (the “Relevant Market Sector”) when making market comparisons, and the data is adjusted to reflect pay for companies with annual revenues comparable to the company. For 2012, the Relevant Market Sector consisted of food and general industry peer groups in the Towers Watson Executive Compensation Database, Towers Watson Top Management Compensation Survey and the Mercer Executive Compensation Survey.

FLOWERS FOODS, INC. – 2013 Proxy Statement   26

Back to Contents

Food industry data was used from the following surveys and represented data from the following companies:

TOWERS WATSON EXECUTIVE COMPENSATION DATABASE — FOOD & BEVERAGE COMPANIES

ACH Food Companies, Inc.	Diageo North America, Inc.	Nestle USA
American Sugar Refining	General Mills, Inc.	Ralcorp Holdings
Brown-Forman Corporation	Hershey	Reddy Ice
Bush Brothers & Company	Hormel Foods	Schreiber Foods
Chiquita Brands International, Inc.	Hostess Brands	Schwan’s
The Coca-Cola Company	J.M. Smucker	Sodexho USA
Coca-Cola Enterprises, Inc.	Jack in the Box	Trident Seafoods
ConAgra Foods, Inc.	Kellogg	Tyson Foods
Dannon Company, Inc.	Land O’ Lakes	Wm. Wrigley Jr. Company
Dean Foods	Molson Coors Brewing

TOWERS WATSON TOP MANAGEMENT COMPENSATION SURVEY – U.S. – FOOD INDUSTRY COMPANY LISTING

Beam Global Spirits & Wine	J.R. Simplot	RiceTec, Inc.
Coca-Cola Enterprises	Keystone Foods	Rich Products
Community Coffee	LSG Sky Chefs	Schwan Food
Farmland Foods	Little Lady Foods	Stonyfield Farm Inc.
Godiva Chocolatier	Mars North America	Ventura Foods
Grande Cheese	McCain Foods USA	Wells’ Dairy

General industry data were used from the following surveys to capture the broadest possible market perspective:

— Towers Watson Executive Compensation Database:	700+ companies
— Towers Watson Top Management Compensation Survey:	1,500+ companies
— Mercer Executive Compensation Survey:	1,100+ companies

The market data obtained from the companies above was for pay opportunity, not actual payout, and was regressed (size-adjusted) to reflect the appropriate Named Executive’s duties and scope of revenue responsibility. The Relevant Market Sector is the simple average of the regressed food industry and general industry market rates. Both are established at levels that approximate the size-adjusted 50th percentile for each component of pay opportunity (i.e., base salary, target bonus and long-term incentive opportunity). This sets executive pay opportunities high enough to be competitive and to attract and retain a strong motivated leadership team but not so high that they create negative perception among other constituencies.

The compensation committee concluded that the proposed 2012 compensation levels under the company’s incentive and equity compensation plans for each Named Executive, and their total compensation opportunities, were consistent with the pay philosophy, as well as appropriate to meet the company’s goal to retain each Named Executive and to align his interests with those of the company’s shareholders.

Cash Compensation

Base Salary

Base salary represents the fixed and recurring part of an executive’s annual compensation. Its objective is to reward experience and expertise, functional progression (i.e., the development of the executive through a series of work experiences and duties and accountabilities relevant to the current position held), career development, skills and competencies. It rewards core competence in the executive role. We choose to pay base salary because it is a standard element of pay for executive positions and is required to attract and retain talent.

We have established a system of tiered salary grades, and executives are assigned an appropriate salary grade considering the position’s internal value as well as external comparisons to relevant positions in the market data. With respect to the position’s “internal value,” we have developed salary grades on the basis that a given position is at least one salary grade below that of the supervising position, which is the only weight assigned to internal value in establishing the salary grades.

Named Executives’ base salaries are related to a salary grade and the base salaries for the grades are determined based on (i) external competitive market base salaries, as determined through benchmarking analysis and (ii) the internal relationships (i.e., value and progression) of these positions. We periodically make adjustments to the base salaries based on the factors discussed above as well as the performance of the respective Named Executive.

Individual salaries for executives reporting directly to the chief executive officer are subject to approval by the compensation committee after consideration of the recommendations submitted by the chief executive officer. The chief executive officer’s salary is subject to review and approval by the compensation committee and the board of directors. Base salaries for all Named Executives are reviewed annually by the compensation committee and the board of directors.

The base salary of each Named Executive increased 1.4% in 2012 as compared to 2011, the result of making a 3% annual adjustment on July 15, 2012 rather than at the beginning of the year. This was done as a part of a company-wide cost savings initiative during the first and second quarters of 2012.

FLOWERS FOODS, INC. – 2013 Proxy Statement   27

Back to Contents

Annual Executive Bonus Plan

The objective of our Annual Executive Bonus Plan (the “Bonus Plan”) is to provide focus on meeting critical annual goals that lead to our long-term success. It provides for an annual incentive bonus to reward performance measured over the company’s fiscal year. We choose to pay it in order to motivate achievement of annual performance metrics critical to continued company growth and shareholder value creation.

For each fiscal year, the compensation committee establishes target bonus levels, which are expressed as a percentage of each executive’s base salary (the “Target Bonus Percentage”), for the executives who have been designated as participants in the Bonus Plan. Target Bonus Percentages for each Named Executive were the same in 2012 as 2011.

For 2012, based upon performance projections presented by management, the compensation committee also set a target EBITDA performance goal (the “EBITDA Goal”). We used EBITDA (earnings before interest, taxes, depreciation and amortization), as the performance measure in the Bonus Plan for all participating employees, including the Named Executives, because it is a useful tool for managing the operations of our business and is an indicator of the company’s ability to incur and service indebtedness and generate free cash flow.

For 2012, a bonus was awarded to participating executives based on the following formula:

•

the participating executive’s base salary; multiplied by

•

the Target Bonus Percentage; multiplied by

•

the “Bonus Percentage,” a percentage based upon the company’s actual EBITDA for the fiscal year divided by the EBITDA Goal determined as follows:

–

if actual EBITDA is equal to the EBITDA Goal, the resulting Bonus Percentage is 100%;

–

if actual EBITDA is less than the EBITDA Goal, the applicable Bonus Percentage will drop by 5% for every 1% by which actual EBITDA is less than the EBITDA Goal; or

–

if actual EBITDA exceeds the EBITDA Goal, the Bonus Percentage will increase by 5% for every 1% by which the actual EBITDA exceeds the EBITDA Goal.

An executive’s 2012 bonus payment could not exceed 150% of the executive’s base salary nor $1.5 million. The Bonus Percentage would have been zero if actual EBITDA were 80% or less of the EBITDA Goal. This mechanism provided motivation for the executive to continue to strive for improved company performance in 2012 even if the EBITDA Goal itself were not attained.

For 2012, the percentage of EBITDA Goal achieved and the related Bonus Percentages are shown below:

Level of Achievement	% of EBITDA Goal Achieved	Bonus Percentage
Maximum	110%	150%
Target	100%	100%
Actual	96.74%	83.7%
Threshold	80%	0%

The 2012 EBITDA Goal was $323.6 million, which was 14.1% higher than actual 2011 EBITDA, and the 2011 goal was not met by the company. Actual 2012 EBITDA was equal to 96.74% of the EBITDA Goal and accordingly bonuses of less than target were paid.

The company does not pay bonuses under the Bonus Plan to any employee until such time as the compensation committee has certified the Bonus Percentage and the Annual Report on Form 10-K for the applicable fiscal year has been filed with the SEC.

Long-Term Incentive Compensation

The objective of providing long-term incentive compensation is to focus executives on metrics that lead to increased shareholder value over a longer period of time. It rewards achievement of the specific metrics described below. We choose to pay it because it aligns executives’ interests with those of shareholders and helps to retain a stable management team.

Equity and Performance Incentive Plan

In keeping with the compensation committee’s pay-for-performance philosophy, stock based incentives comprise our entire long-term incentive program, and a significant portion of total compensation opportunity for executives. We believe our stock-based incentives, as designed, are fundamental to the enhancement of shareholder value, reward performance over the long-term and align the executives’ interests with those of our shareholders. The design of the long-term compensation programs and the individual grants thereunder are reviewed annually and approved by the compensation committee with reference to the market data from the Relevant Market Sector it receives from its compensation consultant.

The 2001 Equity and Performance Incentive Plan, as amended and restated as of April 1, 2009 (the “EPIP”), is the company’s ongoing intermediate and long-term incentive plan. The EPIP was approved by the company’s shareholders and provides the compensation committee with an opportunity to make a variety of stock based awards, while selecting the form that is most appropriate for the company and the executive group. The awards under the EPIP contain elements that we believe help focus the executive’s attention on one of the company’s primary goals — the long-term success of the company and, ultimately, the enhancement of shareholder value.

FLOWERS FOODS, INC. – 2013 Proxy Statement   28

Back to Contents

Beginning in 2012, the compensation committee discontinued the practice of allocating equity-based awards 50% to stock options and 50% to performance-contingent restricted stock. Instead, the compensation committee allocated equity-based awards between two types of performance-contingent restricted stock, as described below, and did not grant any stock options. The compensation committee believes that this change will further promote company stock ownership by the executives and emphasize the company’s performance against a designated peer group, while also using the company’s stock available for issuance under the EPIP more efficiently. The use of performance-contingent restricted stock is intended to ensure that executives focus on capital investments that produce returns in excess of the company’s weighted average cost of capital and that enhance the company’s total shareholder return relative to food industry peers.

The determination of 2012 performance-contingent restricted stock award levels for the Named Executives was based on market data at the 50th percentile of the general industry survey data, the expected allocation of value between types of equity award, a value of 100.9% of face value for both types of performance-contingent restricted stock, and the impact of increases in the company’s operating expenses during the first and second quarters of 2012. As a result of these increases in operating expenses, the compensation committee set award levels at 50% of the market level for all participants. The compensation committee also reviewed the projected expense impact of the awards, in the aggregate, on the company’s earnings for the next fiscal year and the entire vesting period. Existing outstanding equity grants or stock ownership levels of a Named Executive were not considered by the compensation committee in determining the value or size of 2012 long-term incentive awards, nor were other elements of pay. This grant process was applied similarly to all other executives and managerial personnel participating in the long-term incentive program.

The 2012 restricted stock agreement (the “Restricted Stock Agreement”) provides the terms and conditions under which the shares of restricted stock will vest. As a result of a delay in the grant of the 2012 performance-contingent restricted stock awards, vesting of the awards occurs approximately 17 months from the date of grant (after the filing of the company’s Annual Report on Form 10-K), and the shares become nonforfeitable if, and to the extent that, on that date, the vesting conditions described below are satisfied. For the 2013 performance-contingent restricted stock awards, and consistent with prior practice, vesting occurs two years from the date of grant.

ROIC-Based Performance-Contingent Restricted Stock Awards. The Restricted Stock Agreement provides that, as to 50% of the restricted stock underlying each executive’s performance-contingent restricted stock award (the “ROIC-Based Award”), vesting will occur in the manner set forth below:

•

if the company’s average “return on invested capital” (the “Company ROIC”) during the 17 month performance period ending December 28, 2013 (the “Performance Period”) exceeds the company’s “weighted average cost of capital” (the “Company WACC”) by less than 175 basis points during the Performance Period, 0% of the ROIC-Based Award will vest;

•

if the Company ROIC exceeds the Company WACC during the Performance Period by 175 basis points, 50% of the ROIC-Based Award will vest;

•

if the Company ROIC exceeds the Company WACC during the Performance Period by 375 basis points, 100% of the ROIC-Based Award will vest; and

•

if the Company ROIC exceeds the Company WACC during the Performance Period by 475 basis points or more, 125% of the ROIC-Based Award will vest.

For performance between the levels described above, the degree of vesting is interpolated on a linear basis. Unlike awards of performance-contingent restricted stock granted in previous years, the 2012 ROIC-Based Awards are not subject to adjustment based on the company’s “total return to shareholders” (the “Company TSR”).

TSR-Based Performance-Contingent Restricted Stock Awards. The Restricted Stock Agreement provides that, as to the remaining 50% of the restricted stock underlying each executive’s performance-contingent restricted stock award (the “TSR-Based Award”), vesting will occur based on the company’s performance, measured by Company TSR, as compared to the total shareholder return of each of 19 peer group companies (the “TSR Peer Group”).

For 2012, the TSR Peer Group consisted of the following publicly traded packaged food and meats companies:

B&G Foods	J&J Snack Foods
Campbell Soup	J.M. Smucker
Conagra Foods	Kellogg
Dean Foods	Kraft Foods
General Mills	Lancaster Colony
Hain Celestial Group	McCormick & Co.
Heinz	Ralcorp Holdings
Hershey Co.	Snyders-Lance
Hillshire Brands	Treehouse Foods
Hormel Foods

Hypothetical payouts based on the total shareholder return for the company and each member of the TSR Peer Group are calculated at the end of each of the last four quarters during the Performance Period using the performance/payout schedule below and then averaged to determine the actual payout:

Percentile of Company TSR vs. Peer Group TSR	Payment Percentage (% of Target)
Less than 30th	0%
30th	50%
50th	100%
70th	150%
90th or above	200%

For performance between the percentiles described above, the degree of vesting is interpolated on a linear basis.

Vesting Upon Death, Disability, Retirement or Change in Control; Dividends. For the 2012 grant, if the grantee dies or becomes disabled, the performance-contingent restricted stock awards generally vest at the target level immediately. If the grantee retires at age 65 (or age 55 with at least ten years of service with the company) or later, on the normal vesting date the grantee will receive a pro rated number of shares based upon the retirement date and actual performance for the entire performance period. If the company undergoes a change in control (whether or not the executive is terminated following the change in control), the awards will immediately vest at the target level, provided that as to the TSR-Based Awards, if 12 months of the Performance Period have been completed, vesting will be determined based on total shareholder return as of the date of the change in control without application of four-quarter averaging. This “single trigger” treatment of equity upon a change in control is considered appropriate because in most situations the performance on which the awards are based will no longer be calculable after a change in control has occurred.

FLOWERS FOODS, INC. – 2013 Proxy Statement   29

Back to Contents

Dividends accrue on the restricted stock and are paid to the executive on the vesting date on all shares of restricted stock that vest. At the time of vesting, the executive will receive the shares of stock and will be liable for his or her portion of all federal and state income and payroll taxes based on the fair market value of the shares awarded on the vesting date.

Timing of Grants. Grants of performance-contingent restricted stock were made on July 16, 2012, the beginning of our fiscal third quarter. As part of a company-wide cost savings initiative that took place in late 2011 and 2012 to respond to competitive market conditions and increases in the company’s operating expenses, the 2012 annual grant was delayed until mid-year and also reduced to one-half of market level. Equity grants in the past several years have occurred early in the first quarter of the company’s fiscal year, and it is expected that this practice will continue for consistency and planning purposes. Except in unusual circumstances such as those that occurred in 2012, we typically do not grant equity awards to the Named Executives at other dates. The grant price of our performance-contingent restricted stock grants is the closing market price on the grant date.

Vesting of 2011 Awards. Awards of restricted stock granted in 2011 under the company’s former award metrics vested in 2013 at 120.0% of target as a result of: (i) 2011-2012 return on invested capital exceeding our cost of capital by more than 3.75 percentage points, and (ii) our 2011-2012 total shareholder return being at the 69th percentile of compared companies.

Recoupment (“Clawback”) Policy

The EPIP and the Bonus Plan provide for the recoupment of grants made under the EPIP and bonuses awarded under the Bonus Plan. The recoupment policy provides that if the board of directors has reliable evidence of knowing misconduct by a participant that results in the incorrect overstatement of the company’s earnings or other financial measurements that were taken into consideration in awarding grants or bonuses and as a result of such overstatement the participant (i) received a bonus and/or (ii) either received a grant under the EPIP or had a prior grant vest or become nonforfeitable, the participant shall be required to reimburse (or forfeit, as the case may be) the full amount of any grants or bonuses that resulted from the overstatement.

Anti-Hedging Policy

The company’s Insider Trading policy generally prohibits short-term, speculative trading practices and hedging by executive officers and directors.

Retirement & Other Post-Employment Benefits

We provide retirement benefits to our Named Executives and other executives as noted below. The objective is to provide a competitive array of benefits that is affordable to the company. Retirement benefits reward continued employment and indirectly reward achievement of the metrics in the Bonus Plan. We choose to pay them to remain competitive in the marketplace and to provide compensation that extends into employees’ non-earning years.

Pension benefits are provided to executives under the Flowers Foods, Inc. Retirement Plan No. 1 (the “Retirement Plan”). The company also provides a defined contribution benefit to executives through its Executive Deferred Compensation Plan (the “EDCP”).

Retirement Plan

The Retirement Plan is a qualified defined benefit pension plan that provides a specified pension upon retirement to eligible employees of participating subsidiaries that is based upon each year of service with the participating subsidiary through December 31, 2005. Additionally, the Retirement Plan provides a pension upon retirement to eligible employees who were participants under the Flowers Industries, Inc. Retirement Plan No. 1 prior to the company’s spin-off from Flowers Industries, Inc., which is based upon each year of service with Flowers Industries, Inc. and/or certain of its subsidiaries. Years of credited service is a factor in determining the ultimate benefit under the Retirement Plan. No eligible employee has been granted credited service other than for actual years of credited service earned under the terms of the Retirement Plan.

Participation in the Retirement Plan was closed to new participants beginning January 1, 1999, and effective December 31, 2005 benefits under the Retirement Plan were frozen for all participants such that no additional benefits will accrue under the Retirement Plan. The frozen pension benefit is the sum of annual credits earned during eligible employment. The basic credit formula at the time the Retirement Plan was frozen was 1.35% of the first $10,000 of W-2 earnings (subject to certain exclusions) plus 2% of W-2 earnings (subject to certain exclusions) in excess of $10,000 for each year of service up to 35 years. For each year of service in excess of 35 years, 1.8% of W-2 earnings (subject to certain exclusions) was credited. Certain additional fixed benefit amounts were provided for a limited group of participants in the Retirement Plan, including certain of the Named Executives.

FLOWERS FOODS, INC. – 2013 Proxy Statement   30

Back to Contents

Benefits can be paid in many forms under the terms of the Retirement Plan, including a life annuity option, joint and survivor option, period certain and life options, level income option and a lump sum option of up to $7,500. The payout option must be elected by the participant before benefit payments begin. Each available payout option is actuarially equivalent. A participant’s full benefit under the Retirement Plan is payable at age 65. Early retirement benefit payments are available to participants upon attainment of age 55 and completion of five years of vesting service. Early retirement benefits are reduced by 1/15 for each of the first five years and 1/30 for each of the next five years by which benefit commencement precedes age 65. The same benefits are payable upon retirement, termination, or disability with the adjustments described above. A 50% survivor annuity is payable to a participant’s spouse upon death prior to retirement. Mr. Deese is currently eligible for his full benefit, unreduced under the Retirement Plan. All other Named Executives are 100% vested in their respective benefits and are either eligible for early retirement benefit payments currently or will become eligible to commence such benefits and receive a reduced benefit upon attainment of age 55 or a full benefit upon attainment of age 65. No payments were made to the Named Executives under the terms of the Retirement Plan during the 2012 fiscal year.

Executive Deferred Compensation Plan

The EDCP allows certain members of management to defer the receipt of a percentage of their salary and bonus. The purpose of the EDCP is to provide deferred compensation to certain members of management whose contributions to the company’s 401(k) defined contribution plan, a tax qualified plan, are limited by statutory restrictions. The EDCP is not a tax-qualified plan. The participants’ deferrals are credited to a book keeping account established for the participant that is deemed to be credited with interest until paid. Additionally, the company allocates matching contributions pursuant to the plan on behalf of the participant that are also deemed to be credited with interest until paid. Interest credited on deemed participant deferrals and company contributions to the EDCP are based on the Merrill Lynch U.S. Corp., BBB-rated Fifteen-Year Bond Index plus 150 basis points. Interest is considered above-market if earned at a rate which is 120% or more of the applicable federal long-term rate. Earnings in the EDCP are interest-based credits that exceed this threshold. The company credits interest at above market rates because participants’ EDCP accounts are unfunded and unsecured and therefore subject to substantial risk of loss should events ever befall the company causing it to reorganize or liquidate. Generally, the deemed deferrals and company contributions plus interest are paid to the participant upon termination of employment. Distributions from the EDCP are made from the company’s general assets. Amounts deemed to be credited to the EDCP on behalf of the Named Executives amounted to $403,988 in fiscal 2012. During 2008, participants were given a one-time, irrevocable opportunity to convert their EDCP deemed cash account for some or all prior years’ deferrals to an account that tracks the performance of our common stock. Balances as of the end of the fiscal year for participants making such an election were converted, based on the closing price of our common stock on January 2, 2009. The EDCP tracking account will be distributed in shares of our common stock at the time elected by the participant for the deferral year(s) in question. The EDCP tracking account will be credited with dividends paid on company common stock for the number of shares deemed held in such account, and such dividends will then be deemed to be invested in the cash account and will earn interest as described above.

Change in Control Severance

We maintain change-in-control severance arrangements with our executives including the Named Executives. Such arrangements have several business objectives important to the company, including stability of the executive team in the event of a threatened or pending change in control, and post-employment restrictive covenants (non-competition, non-solicitation and trade secret protection, among others). They reward executives for remaining employed with the company on a timetable convenient to the company rather than to the executive. We choose to pay them to obtain the business objectives mentioned.

Prior to February 28, 2012, continuation of employment agreements with certain executive officers, including the Named Executives, were in effect. Those agreements provided certain severance benefits upon the occurrence of a change in control as well as a termination of employment under certain conditions within a specified period.

The purposes of those agreements were to ensure stability and continuity of operations during a period of uncertainty by encouraging employees to remain employees of the company notwithstanding the outcome of a proposed transaction. Such agreements provided for severance of either three times or two times base salary, depending on the position, a target bonus and a gross-up of golden parachute excise taxes that might be owed.

In late 2011 the compensation committee commissioned a review of those agreements. The result was development of the Flowers Foods, Inc. Change of Control Plan, which superseded the continuation of employment agreements for the Named Executives effective February 28, 2012 (see the Potential Payments upon Termination or Change in Control section of this proxy statement for details). In the process, severance multiples applicable to each Named Executive were maintained while excise tax gross-up provisions were eliminated. In addition, we believe other changes made at this time brought these arrangements more in line with both competitive practice and current corporate governance norms.

FLOWERS FOODS, INC. – 2013 Proxy Statement   31

Back to Contents

Executive Share Ownership Guidelines

Based on the view of the compensation committee that the ownership of an equity interest in the company by executives is a component of good corporate governance and aligns executive and shareholder interests, share ownership guidelines were adopted that require key members of the company’s management team to directly own minimum amounts of the company’s common stock. The guidelines for the Named Executives are set forth below:

•

Chairman of the Board and Chief Executive Officer: 5 times base salary.

•

Executive Vice President and Chief Financial Officer: 3 times base salary.

•

President: 3 times base salary.

•

Executive Vice President and Chief Operating Officer: 3 times base salary.

•

Executive Vice President, Secretary and General Counsel: 3 times base salary.

The guidelines were established on January 1, 2006, and the guidelines are reviewed every four years thereafter for all direct stock holdings. Members of management subject to the guidelines or new participants have four years from appointment to reach the stated minimums. The holdings of each of the Named Executives are currently either at the guideline or on track to meet it. These guidelines may be revised or terminated by the compensation committee at any time with thirty days’ written notice to the affected employees.

Accounting and Tax Effects on Executive Compensation

Deductibility of Executive Compensation

Companies are not allowed a federal income tax deduction for compensation paid to certain executive officers in excess of $1 million, except to the extent that such compensation constitutes “performance-based compensation” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). The compensation committee retains the ability to consider factors, including tax deductibility, as it structures coordinated compensation packages of current and long-term compensation, to retain flexibility in rewarding efforts which prove to be of immediate or future benefit to the company and its shareholders. Certain incentive opportunities in 2012 were structured with the intention to qualify as “performance-based” compensation under Code Section 162(m).

Stock Based Compensation

Generally, the executive is taxed at fair market value on stock based compensation upon the exercise of stock awards provided the risk of forfeiture and all restrictions have lapsed. The company generally receives a tax deduction equal to the value reported as income by the executive in the year the stock option is exercised or the grant of restricted stock vests.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the company’s management and, based on this review and discussion, recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012 filed with the SEC and proxy statement for the 2013 annual meeting of shareholders.

The Compensation Committee of the Board of Directors:

Manuel A. Fernandez, Chairman

Benjamin H. Griswold IV

Joseph V. Shields, Jr.

Melvin T. Stith, Ph.D.

Jackie M. Ward

FLOWERS FOODS, INC. – 2013 Proxy Statement   32

Back to Contents

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the chief executive officer, chief financial officer and each of the three other most highly compensated executive officers of Flowers Foods (the “Named Executives”) for the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011:

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Comp. ($)(3)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)(4)	All Other Comp. ($)(5)	Total ($)
George E. Deese Chairman of the Board and Chief Executive Officer	2012	969,359	1,279,564	0	811,353	118,654	103,320	3,282,250
	2011	956,120	1,187,830	1,708,980	470,793	123,395	114,116	4,561,234
	2010	956,120	1,082,899	1,446,771	714,222	147,075	129,356	4,476,443
R. Steve Kinsey Executive Vice President and Chief Financial Officer	2012	430,885	219,226	0	234,423	42,232	35,898	962,664
	2011	425,000	240,195	345,280	136,026	34,862	36,606	1,217,969
	2010	404,250	208,402	279,216	196,284	22,388	36,190	1,146,730
Allen L. Shiver President	2012	557,615	463,059	0	373,379	72,768	47,960	1,514,781
	2011	550,000	363,280	522,600	216,656	64,704	59,575	1,776,815
	2010	502,600	279,628	374,504	281,582	41,986	43,853	1,524,153
Gene D. Lord Executive Vice President and Chief Operating Officer	2012	508,696	335,550	0	276,756	82,126	43,117	1,246,245
	2011	501,749	332,210	477,620	160,590	119,924	44,521	1,636,614
	2010	487,134	271,714	362,870	236,528	85,123	45,641	1,489,010
Stephen R. Avera Executive Vice President, Secretary and General Counsel	2012	405,539	181,197	0	203,661	52,577	32,972	875,946
	2011	400,000	185,225	266,240	118,176	48,794	34,264	1,052,699
	2010	384,375	178,065	238,497	172,277	30,649	35,660	1,039,523
(1) Executives may elect to defer amounts into Flowers Foods’ 401(k) plan (up to IRS limits) and into the EDCP. Amounts of salary deferred during fiscal 2012 were as follows:
Name:	Salary Deferrals into 401(k) Plan ($)	Salary Deferrals into EDCP ($)	Total ($)
George E. Deese	22,500	48,441	70,941
R. Steve Kinsey	17,000	12,919	29,919
Allen L. Shiver	22,500	22,292	44,792
Gene D. Lord	22,500	20,336	42,836
Stephen R. Avera	22,500	12,159	34,659

(2)

Grant date fair value of performance-contingent restricted stock (reported in the “Stock Awards” column) and options (reported in the “Options Award” column) made in the year indicated and compiled in accordance with FASB ASC Topic 718. See Note 15 to the company’s consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended December 29, 2012 for a description of the assumptions made in the valuation of stock awards under FASB ASC Topic 718.

(3)

Non-equity incentive plan compensation includes all performance-based cash awards earned by the Named Executives during the fiscal year under the Bonus Plan.

(4)

Amounts reported in the “Change in Pension Value and Nonqualified Deferred Comp. Earnings” column for 2012 are as follows:

Name	Change in Pension Value ($)	Above-Market Nonqualified Deferred Comp. Earnings ($)	Total ($)
George E. Deese	37,948	80,706	118,654
R. Steve Kinsey	31,478	10,754	42,232
Allen L. Shiver	59,257	13,511	72,768
Gene D. Lord	68,970	13,156	82,126
Stephen R. Avera	48,853	3,724	52,577
(5) Amounts reported in the “All Other Comp.” column for 2012 are reported in the table below.
Name	Employer Contributions to Section 401(k) Plan ($)	Employer Contributions to Nonqualified Deferred Comp. Plan ($)	Total ($)
George E. Deese	15,000	88,320	103,320
R. Steve Kinsey	15,000	20,898	35,898
Allen L. Shiver	15,000	32,960	47,960
Gene D. Lord	15,000	28,117	43,117
Stephen R. Avera	15,000	17,972	32,972

FLOWERS FOODS, INC. – 2013 Proxy Statement   33

Back to Contents

GRANTS OF PLAN-BASED AWARDS

The following table details grants made during the fiscal year ended December 29, 2012 pursuant to incentive plans in place at Flowers Foods as of that date:

Name and Grant	Grant Date for Equity- Based Awards	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Equity Incentive Plan Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
George E. Deese
Non-Equity Incentive Plan Award		0	969,359	1,454,039
ROIC-Based Performance Contingent Restricted Stock Grant	7/16/2012				0	28,600	35,750	616,616
TSR-Based Performance Contingent Restricted Stock Grant	7/16/2012				0	28,600	57,200	662,948
R. Steve Kinsey
Non-Equity Incentive Plan Award		0	280,075	420,113
ROIC-Based Performance Contingent Restricted Stock Grant	7/16/2012				0	4,900	6,125	105,644
TSR-Based Performance Contingent Restricted Stock Grant	7/16/2012				0	4,900	9,800	113,582
Allen L. Shiver
Non-Equity Incentive Plan Award		0	446,092	669,138
ROIC-Based Performance Contingent Restricted Stock Grant	7/16/2012				0	10,350	12,938	223,146
TSR-Based Performance Contingent Restricted Stock Grant	7/16/2012				0	10,350	20,700	239,913
Gene D. Lord
Non-Equity Incentive Plan Award		0	330,652	495,978
ROIC-Based Performance Contingent Restricted Stock Grant	7/16/2012				0	7,500	9,375	161,700
TSR-Based Performance Contingent Restricted Stock Grant	7/16/2012				0	7,500	15,000	173,850
Stephen R. Avera
Non-Equity Incentive Plan Award		0	243,323	364,985
ROIC-Based Performance Contingent Restricted Stock Grant	7/16/2012				0	4,050	5,063	87,318
TSR-Based Performance Contingent Restricted Stock Grant	7/16/2012				0	4,050	8,100	93,879

(1)

Under the terms of the Bonus Plan, bonuses are awarded based on the achievement of a specified EBITDA goal.

(2)

Under the terms of the EPIP and the Restricted Stock Agreement, receipt of this award requires that the company meet certain performance requirements. Amounts shown under “threshold,” “target” and “maximum” headings above represent the minimum, expected and maximum possible number of shares of stock transferred to the Named Executive assuming that such requirement is met.

(3)

Calculated in accordance with FASB ASC Topic 718.

FLOWERS FOODS, INC. – 2013 Proxy Statement   34

Back to Contents

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table details all equity awards granted and outstanding as of December 29, 2012, the company’s most recent fiscal year end:

Name and Grants	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
George E. Deese
2008 Nonqualified Stock Option Award(3)	352,650			16.50	2/4/2015
2009 Nonqualified Stock Option Award(4)	405,450			15.89	2/9/2016
2010 Nonqualified Stock Option Award(5)		391,725		16.67	2/9/2017
2011 Performance-Contingent Restricted Stock Award(6)						74,550	1,710,177
2011 Nonqualified Stock Option Award(7)		492,975		16.31	2/10/2018
2012 Performance-Contingent Restricted Stock Award(8)						57,200	1,312,168
R. Steve Kinsey
2007 Nonqualified Stock Option Award(2)	15,075			13.05	2/5/2014
2008 Nonqualified Stock Option Award(3)	47,175			16.50	2/4/2015
2009 Nonqualified Stock Option Award(4)	60,300			15.89	2/9/2016
2010 Nonqualified Stock Option Award(5)		75,600		16.67	2/9/2017
2011 Performance-Contingent Restricted Stock Award(6)						15,075	345,821
2011 Nonqualified Stock Option Award(7)		99,600		16.31	2/10/2018
2012 Performance-Contingent Restricted Stock Award(8)						9,800	224,812
Allen L. Shiver
2008 Nonqualified Stock Option Award(3)	54,750			16.50	2/4/2015
2009 Nonqualified Stock Option Award(4)	78,112			15.89	2/9/2016
2010 Nonqualified Stock Option Award(5)		101,400		16.67	2/9/2017
2011 Performance-Contingent Restricted Stock Award(6)						22,800	523,032
2011 Nonqualified Stock Option Award(7)		150,750		16.31	2/10/2018
2012 Performance-Contingent Restricted Stock Award(8)						20,700	474,858

FLOWERS FOODS, INC. – 2013 Proxy Statement   35

Back to Contents

Name and Grants	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Gene D. Lord
2007 Nonqualified Stock Option Award(2)	68,512			13.05	2/5/2014
2008 Nonqualified Stock Option Award(3)	69,525			16.50	2/4/2015
2009 Nonqualified Stock Option Award(4)	84,075			15.89	2/9/2016
2010 Nonqualified Stock Option Award(5)		98,250		16.67	2/9/2017
2011 Performance-Contingent Restricted Stock Award(6)						20,850	478,299
2011 Nonqualified Stock Option Award(7)		137,775		16.31	2/10/2018
2012 Performance-Contingent Restricted Stock Award(8)						15,000	344,100
Stephen R. Avera
2008 Nonqualified Stock Option Award(3)	52,575			16.50	2/4/2015
2009 Nonqualified Stock Option Award(4)	58,725			15.89	2/9/2016
2010 Nonqualified Stock Option Award(5)		64,575		16.67	2/9/2017
2011 Performance-Contingent Restricted Stock Award(6)						11,625	266,678
2011 Nonqualified Stock Option Award(7)		76,800		16.31	2/10/2018
2012 Performance-Contingent Restricted Stock Award(8)						8,100	185,814

(1)

Based on December 28, 2012 closing market price of $22.94 for Flowers Foods’ common shares.

(2)

Nonqualified stock options granted in 2007 fully vested on February 5, 2010.

(3)

Nonqualified stock options granted in 2008 fully vested on February 4, 2011.

(4)

Nonqualified stock options granted in 2009 fully vested on February 9, 2012.

(5)

Nonqualified stock options granted in 2010 fully vested on February 9, 2013.

(6)

The performance-contingent restricted stock award granted in 2011 vested on February 20, 2013.

(7)

Nonqualified stock options granted in 2011 will fully vest on February 10, 2014.

(8)

The performance-contingent restricted stock award granted in 2012 will vest in 2014 upon the filing of the company’s 2013 annual report on Form 10-K, subject to the achievement of applicable performance goals.

FLOWERS FOODS, INC. – 2013 Proxy Statement   36

Back to Contents

STOCK VESTED AND OPTION EXERCISES

The following table details vesting of all restricted stock and all exercises of option awards during the fiscal year ended December 29, 2012.

Name	Option Awards		Restricted Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George E. Deese(1)	—	—	51,168	979,356
R. Steve Kinsey(2)	—	—	9,847	188,472
Allen L. Shiver(3)	—	—	13,212	252,878
Gene D. Lord(4)	52,087	545,351	12,838	245,719
Stephen R. Avera(5)	88,424	898,955	8,413	161,025

(1)

Mr. Deese was granted 61,575 shares of performance-contingent restricted stock on February 9, 2010. This award vested on February 29, 2012. Because the company did not meet certain performance criteria, this award was decreased to 51,168 shares.

(2)

Mr. Kinsey was granted 11,850 shares of performance-contingent restricted stock on February 9, 2010. This award vested on February 29, 2012. Because the company did not meet certain performance criteria, this award was decreased to 9,847 shares.

(3)

Mr. Shiver was granted 15,900 shares of performance-contingent restricted stock on February 9, 2010. This award vested on February 29, 2012. Because the company did not meet certain performance criteria, this award was decreased to 13,212 shares.

(4)

Mr. Lord was granted 15,450 shares of performance-contingent restricted stock on February 9, 2010. This award vested on February 29, 2012. Because the company did not meet certain performance criteria, this award was decreased to 12,838 shares.

Mr. Lord received 52,087 nonqualified stock options on January 3, 2006 with an exercise price of $12.45 per share. On November 26, 2012, Mr. Lord exercised the options to purchase shares trading at $22.92 per share. The net value realized per share was $10.47, or $545,351.

(5)

Mr. Avera was granted 10,125 shares of performance-contingent restricted stock on February 9, 2010. This award vested on February 29, 2012. Because the company did not meet certain performance criteria, this award was decreased to 8,413 shares.

Mr. Avera received 39,262 nonqualified stock options on January 3, 2006 with an exercise price of $12.45 per share. On November 27, 2012, Mr. Avera exercised the options to purchase shares trading at $22.95 per share. The net value realized per share was $10.50, or $412,251.

Mr. Avera received 49,162 nonqualified stock options on February 5, 2007 with an exercise price of $13.05 per share. On November 27, 2012, Mr. Avera exercised the options to purchase shares trading at $22.95 per share. The net value realized per share was $9.90, or $486,704.

PENSION BENEFITS

The following table details the number of years of service credited and the present value of the accumulated benefits as of the December 29, 2012 measurement date related to the Retirement Plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)
George E. Deese	Retirement Plan	38	1,196,377
R. Steve Kinsey	Retirement Plan	13	170,099
Allen L. Shiver	Retirement Plan	24	382,936
Gene D. Lord	Retirement Plan	40	976,756
Stephen R. Avera	Retirement Plan	16	304,774

Amounts reported above as the actuarial present value of accumulated benefits under the Retirement Plan are computed using the interest and mortality assumptions that the company applies to amounts reported in its financial statement disclosures, and are assumed to be payable at age 65. The interest rate assumption at December 29, 2012 is 4.00% (4.75% as of December 31, 2011 and 5.50% as of January 1, 2011) and the mortality table assumption is in accordance with the RP 2000 Mortality Table with mortality improvements projected to 2020 using Scale AA.

No benefits or payments were made to any of the Named Executives in 2012 under the Retirement Plan.

FLOWERS FOODS, INC. – 2013 Proxy Statement   37

Back to Contents

NONQUALIFIED DEFERRED COMPENSATION

The following table provides details regarding executive participation in the EDCP during the 2012 fiscal year.

Name	Employee Contributions in FY 2012 ($)(1)	Employer Contributions in FY 2012 ($)(2)	Aggregate Earnings in FY 2012 ($)(3)	Aggregate Withdrawals/ Distributions in FY 2012 ($)	Aggregate Balance at 12/29/2012 ($)(4)
George E. Deese	48,441	88,320	142,754	-	2,286,886
R. Steve Kinsey	12,919	20,898	19,052	-	317,268
Allen L. Shiver	22,292	32,960	23,927	-	408,526
Gene D. Lord	20,336	28,117	23,323	-	393,157
Stephen R. Avera	12,159	17,972	6,665	(42,579)	118,429

(1)

Amounts shown are deferrals of 2012 salary earned.

(2)

Amounts are included in “All Other Compensation” in the Summary Compensation Table for the 2012 fiscal year.

(3)

Above-market interest on nonqualified deferred compensation is included in the Summary Compensation Table as “Nonqualified Deferred Compensation Earnings” for the 2012 fiscal year. Interest is above-market if earned at a rate which is 120% or more of the applicable federal long-term rate. Earnings in the EDCP are interest-based credits which exceed this threshold. The amount of above-market interest for each executive included in the Summary Compensation Table is as follows: Mr. Deese $80,706 Mr. Kinsey $10,754; Mr. Lord $13,156; Mr. Shiver $13,511; and Mr. Avera $3,724.

(4)

The cumulative portion of the aggregate balance at December 29, 2012 reported in the Summary Compensation Table for all years prior to 2012 is as follows: Mr. Deese $1,393,347; Mr. Kinsey $172,796; Mr. Lord $219,636; Mr. Shiver $225,161; and Mr. Avera $173,919.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Made Upon Termination Following a Change in Control

Effective February 28, 2012, the company’s former continuation of employment agreements with certain executive officers, including the Named Executives, were terminated with the consent of the executives and other participants and superseded by the Flowers Foods, Inc. Change of Control Plan (the “Change of Control Plan”). The Change of Control Plan maintained the severance multiples applicable to each Named Executive, eliminated the excise tax gross-up provisions and made certain other changes that brought the arrangements more in line with both competitive practice and current corporate governance norms.

The Change of Control Plan is designed to provide for stability and continuity of management and the company’s operations in the event of a change of control. The compensation committee may designate, in its sole discretion, additional executives that are eligible to participate in the Change of Control Plan. If the company experiences a change of control and, during the protection period, (i) an executive’s employment is terminated for any reason other than for Cause (as defined in the Change of Control Plan), death or disability, or (ii) the executive terminates his employment for Good Reason (as defined in the Change of Control Plan), the executive is entitled to the following payments:

•

an amount equal to one times (in the case of Messrs. Deese and Lord) or two times (in the case of all other Named Executives) the executive’s annual base salary at the time of termination (subject to adjustment if base salary was reduced in connection with the change of control);

•

an amount equal to one times (in the case of Messrs. Deese and Lord) or two times (in the case of all other Named Executives) the executive’s target award under the Bonus Plan for the year in which the termination occurs;

•

a lump sum amount equal to 18 times the monthly premium amount calculated as if the executive had continued participation in the company’s medical plan using the executive’s coverage election at the time of termination; and

•

up to $25,000 of outplacement services for up to one year following termination.

Pursuant to the terms of the Change of Control Plan, upon the attainment of age 65, the multiples applicable to a Named Executive’s annual base salary and target award under the Bonus Plan are reduced to one times such amounts. Accordingly, upon reaching age 65, the multiples to which Messrs. Deese and Lord are entitled under the Change of Control Plan were reduced from three times and two times, respectively, to one times such amounts.

In the event that actual payments to an executive under the Change of Control Plan are determined in certain instances to be subject to excise taxes, the payments to be paid will be set to either (i) the largest portion of the payments that would result in no portion being subject to excise taxes, or (ii) the entire payments, whichever amount, after taking into account all applicable taxes, including excise taxes, results in the executive receiving, on an after tax basis, the greater amount of payments notwithstanding that all or a portion of the payments may be subject to excise taxes.

FLOWERS FOODS, INC. – 2013 Proxy Statement   38

Back to Contents

The following events would constitute a change of control under the Change of Control Plan:

•

any person becomes the beneficial owner of securities representing 35% or more of the voting power of the company other than as a result of the following: (i) acquisitions from the company with prior approval of the board of directors, (ii) acquisitions by the company, a subsidiary or an employee benefit plan of the company or a subsidiary, (iii) acquisitions as a result of stock dividends, splits or similar transactions, (iv) a reduction in the number of shares outstanding pursuant to a board-approved transaction, or (v) acquisitions where the board of directors determines that beneficial ownership was acquired in good faith and the person promptly divests a number of shares necessary to reduce his beneficial ownership below 35%;

•

all or substantially all of the company’s assets are sold to another entity, or the company is merged or consolidated into or with another entity (other than a subsidiary of the company), with the result that upon the conclusion of the transaction the company’s shareholders immediately prior to the transaction will beneficially own less than 60% of the voting power of the surviving entity;

•

a majority of the board of directors are not directors who were (1) members of the board of directors on the effective date of the Change of Control Plan or (2) nominated for election or elected to the board of directors by at least 2/3 of the directors who were members of the board at the time of such nomination or election; or

•

approval by the company’s shareholders of a complete liquidation or dissolution of the company.

For purposes of the Change of Control Plan, the protection period includes:

•

the period beginning on the date of the change of control and continuing until the second anniversary thereof; and

•

the six month period prior to the date of the change of control if an executive is terminated without Cause or terminates for Good Reason and, in either case, the termination (i) was requested by the third party that effectuates the change of control, or (ii) occurs in connection with the change of control.

The Change of Control Plan includes a one year covenant not to compete with respect to the trade or business of the successor entity. The Change of Control Plan also includes, for all executives, non-disclosure covenants that do not expire, certain trade secret protections, two year non-solicitation covenants and non-disparagement covenants that do not expire. Payments under the Change of Control Plan are subject to the execution by the executive of a general release of the company. Breach of the release or of any covenant may result in the forfeiture of any payments or benefits that the executive is entitled to under the Change of Control Plan.

Pursuant to the Change of Control Plan, the only event that triggers cash payments and the provision of other benefits is a change of control followed by the termination of an executive’s employment, other than for death, disability or for Cause or voluntary resignation other than for Good Reason, within the protection period. If a change in control occurs, regardless of whether the executive’s employment is terminated, all unvested performance-contingent restricted stock (at the target level) and all unvested stock options held by the executive immediately vest, except that as to any TSR-Based Awards, if 12 months of the Performance Period have been completed, vesting will be determined based on total shareholder return as of the date of the change in control without application of four-quarter averaging (see “Compensation Discussion and Analysis—Long-Term Incentive Compensation—Equity and Performance Incentive Plan—Vesting Upon Death, Disability, Retirement or Change in Control; Dividends”). In addition, any undistributed amounts under the company’s deferred compensation plan will be distributed upon a change of control.

Payments Made Upon Death, Disability or Retirement

If a Named Executive dies, becomes permanently disabled or retires (at age 65 or after) he is generally entitled to the following items:

•

immediate vesting in all unvested stock options;

•

in the cases of death or disability, immediate vesting in the 2011 and 2012 performance-contingent restricted stock awards; and

•

in the case of retirement, for the 2011 and 2012 award of performance-contingent restricted stock, the Named Executive will receive at the normal vesting date a pro rated award based upon the retirement date.

Amounts shown in the table below represent estimated amounts payable (or realizable) upon death, disability, or retirement, a change in control without termination or termination in connection with a change in control. Amounts shown in the tables below are the estimated payment amounts assuming that the triggering event occurred on December 28, 2012, the last business day of fiscal 2012. Values in the tables for equity-based awards are calculated using the closing market price of $22.94 of the company’s common stock on December 28, 2012.

	Death, Disability or Retirement ($)	Change of Control ($)	Termination Following Change of Control ($)
George E. Deese
Cash Severance	—	—	1,969,608
Equity Payout	6,596,370	6,596,370	6,596,370
Other Benefits(1)	—	—	44,295
TOTAL	6,596,370	6,596,370	8,610,273
R. Steve Kinsey
Cash Severance	—	—	1,444,576
Equity Payout	1,704,409	1,704,409	1,704,409
Other Benefits(1)	—	—	49,758
TOTAL	1,704,409	1,704,409	3,198,743

FLOWERS FOODS, INC. – 2013 Proxy Statement   39

Back to Contents

	Death, Disability or Retirement ($)	Change of Control ($)	Termination Following Change of Control ($)
Allen L. Shiver
Cash Severance	—	—	2,039,400
Equity Payout	2,474,014	2,474,014	2,474,014
Other Benefits(1)	—	—	49,758
TOTAL	2,474,014	2,474,014	4,563,172
Gene D. Lord
Cash Severance	—	—	852,722
Equity Payout	2,236,388	2,236,388	2,236,388
Other Benefits(1)	—	—	44,295
TOTAL	2,236,388	2,236,388	3,133,405
Stephen R. Avera
Cash Severance	—	—	1,318,400
Equity Payout	1,304,152	1,304,152	1,304,152
Other Benefits(1)	—	—	49,758
TOTAL	1,304,152	1,304,152	2,672,310

(1)

Other Benefits includes the estimated cost of outplacement services and a lump sum amount equal to 18-months of continued health and welfare benefits in accordance with the terms of the Change of Control Plan.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed the company’s audited consolidated financial statements for the year ended December 29, 2012 with the company’s management and PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm for the year ended December 29, 2012. Management represented to the committee that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the auditors’ judgment about the quality of the company’s accounting principles as applied in its financial reporting.

The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence from the company and its management.

Based on the reviews and discussions outlined above, the audit committee recommended to the board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 29, 2012, which was filed with the SEC on February 20, 2013.

The Audit Committee of the Board of Directors:

Franklin L. Burke, Chairman

Joe E. Beverly

David V. Singer

C. Martin Wood III

FLOWERS FOODS, INC. – 2013 Proxy Statement   40

Back to Contents

OVERVIEW OF PROPOSALS

This proxy statement contains three proposals requiring shareholder action. Proposal I requests the election of five nominees as directors to the Board. Proposal II requests an advisory vote on the compensation of the company’s named executive officers. Proposal III requests the ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for fiscal 2013. Each of the proposals is discussed in more detail below.

PROPOSAL I    ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with Class I currently consisting of three members and Class II and Class III currently consisting of four members. The directors in each class serve for a term of three years. If Mr. Shiver is elected this year, his initial term as a director will be for one year since he is being proposed for election to Class I to equalize the number of directors in each class. Thereafter, his term will also be three years. Directors are elected annually to serve until the expiration of the term of their class or until their successors are elected and qualified. Background information concerning each of our director-nominees and the incumbent directors is provided above under “Directors and Corporate Governance.”

The following nominee is proposed for election to Class I to serve until 2014:

•

Allen L. Shiver

The following nominees are proposed for election to Class III to serve until 2016:

•

Franklin L. Burke

•

George E. Deese

•

Manual A. Fernandez

•

Melvin T. Stith

Unless instructed otherwise, the proxies will be voted for the election of the director-nominees named above to serve for the terms indicated or until their successors are elected and have been duly qualified. If any nominee is unable to serve, proxies may be voted for a substitute nominee selected by the board of directors. However, our board of directors has no reason to believe that any nominee will not be able to serve if elected.

Vote Required

The one director-nominee in Class I and the four director-nominees in Class III receiving the highest number of votes cast at the annual meeting will be elected, regardless of whether that number represents a majority of the votes cast.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” each of the above-named director-nominees.

PROPOSAL II    ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or, the Dodd-Frank Act, and Section 14A of the Exchange Act provide shareholders with the right to cast an advisory (non-binding) vote to approve the compensation of the Named Executives as disclosed pursuant to the compensation disclosure rules of the SEC. This proposal is commonly known as the “say-on-pay” vote.

In the company’s advisory say-on-pay vote at the 2012 annual meeting, approximately 97% of votes cast were “for” approval of the compensation of the Named Executives as disclosed in the 2012 annual meeting proxy statement. At the 2011 annual meeting, we held an advisory vote on the frequency of future say-on-pay votes. A plurality of votes cast at the 2011 annual meeting in the advisory vote on the frequency of future say-on-pay votes were for such vote to occur annually, supporting the board’s recommendation. Based upon such result, the board determined that an advisory say-on-pay shareholder vote will be held every year until the next advisory vote on the frequency of future say-on-pay votes, which will be no later than our 2017 annual meeting of shareholders.

FLOWERS FOODS, INC. – 2013 Proxy Statement   41

Back to Contents

As described in the Compensation Discussion and Analysis, the compensation committee evaluates both performance and compensation to ensure that the company maintains its ability to attract and retain the most qualified executives while motivating high company performance. Highlights of our executive compensation program, as described in the Compensation Discussion and Analysis section, include:

•

Pay opportunities that are:

–

appropriate to the size of the Company when compared to peer companies; and

–

heavily performance-based using multiple internal and stock-based performance measures;

•

Disclosure of the financial performance drivers used in our incentives, in numeric terms;

•

A long-term incentives program that is:

–

entirely performance-based and aligned with shareholder interests through links to stock price and measurement of our return on invested capital performance versus our cost of capital; and

–

whose payout potentials are capped at conservative levels;

•

A clawback provision that allows for recoupment of incentives in certain situations;

•

No backdating or repricing of stock options;

•

Stock ownership guidelines for executives and directors;

•

No perquisites; and

•

No employment contracts.

The say-on-pay vote gives our shareholders the opportunity to express their views on the compensation of our Named Executives. This vote is not intended to address any specific item of compensation, but rather the overall compensation or our Named Executives and the compensation philosophy, policies and practices described in this proxy statement. Accordingly, we are asking shareholders to approve the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s Named Executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement.”

Because this vote is advisory, it will not be binding on the compensation committee, the board or the company. However, the compensation committee and the board value the opinions of the company’s shareholders and will take into account the outcome of the vote when considering future compensation arrangements for the Named Executives.

Vote Required

Proposal II requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” Proposal II.

PROPOSAL III    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee and board of directors have appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013. Our board of directors recommends that this appointment be ratified.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the company or its subsidiaries.

If the shareholders of the company do not ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2013, the audit committee will reconsider the appointment.

FLOWERS FOODS, INC. – 2013 Proxy Statement   42

Back to Contents

Fiscal 2012 and 2011 Audit Fee Summary

During fiscal 2012 and fiscal 2011, we retained our principal accountant, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

Audit Fees. Fees for audit services totaled approximately $2,114,000 in 2012 and $1,964,000 in 2011, including fees associated with annual audits, the reviews of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and in fiscal 2012, comfort letter procedures related to a public bond offering.

Audit Related Fees. Fees for audit related services totaled approximately $536,000 in 2012 and $431,000 in 2011. Audit related services principally include services related to audits of certain employee benefit plans, accounting consultations and acquisition due diligence.

Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $606,000 in 2012 and $336,000 in 2011.

All Other Fees. Fees for all other services not described above totaled approximately $1,800 in 2012 related to software license agreements and $26,800 in 2011 related to software licensing agreements and review of the company’s Phase II XBRL implementation.

All non-audit services were reviewed by the audit committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing function. On an ongoing basis all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP are pre-approved by the audit committee on a case-by-case basis.

Vote Required

Proposal III requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy.

Recommendation of the Board

Your board of directors recommends that you vote “FOR” Proposal III.

SHAREHOLDER PROPOSALS

In order to properly submit a proposal for inclusion in the proxy statement for the 2014 annual meeting, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal at our principal corporate offices in Thomasville, Georgia as set forth below no later than December 11, 2013.

If you wish to present a proposal before the 2014 annual meeting, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must follow the procedures outlined in our amended and restated bylaws. We must receive your shareholder proposal at the address noted below no earlier than January 22, 2014 and no later than February 21, 2014. If your proposal is not properly brought before the annual meeting in accordance with our amended and restated bylaws, the chairman of the board of directors may declare such proposal not properly brought before the annual meeting, and it will not be acted upon.

Any proposals or notices should be sent to:

Stephen R. Avera

Executive Vice President, Secretary and General Counsel

Flowers Foods, Inc.

1919 Flowers Circle

Thomasville, Georgia 31757

FLOWERS FOODS, INC. – 2013 Proxy Statement   43

Back to Contents

ANNEX A (NON-GAAP FINANCIAL MEASURES)

Information Regarding Non-GAAP Financial Measures

The company prepares its consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (GAAP). However, from time to time, the company may present in its public statements, press releases and SEC filings, non-GAAP financial measures such as, EBITDA and gross margin excluding depreciation and amortization to measure the performance of the company and its operating divisions. EBITDA is used as the primary performance measure in the company’s Annual Executive Bonus Plan. The company defines EBITDA as earnings from continuing operations before interest, income taxes, depreciation, amortization and income attributable to non-controlling interest. The company believes that EBITDA is a useful tool for managing the operations of its business and is an indicator of the company’s ability to incur and service indebtedness and generate free cash flow. Furthermore, pursuant to the terms of our credit facility, EBITDA is used to determine the company’s compliance with certain financial covenants. The company also believes that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because EBITDA measures assist in comparing performance on a consistent basis without regard to depreciation or amortization, which can vary significantly depending upon accounting methods and non-operating factors (such as historical cost). EBITDA is also a widely-accepted financial indicator of a company’s ability to incur and service indebtedness. Adjusted EBITDA excludes additional costs that we consider important to present to investors. These include, but are not limited to, the costs of closing a plant or costs associated with merger-related activities. We believe that financial information excluding certain transactions not considered to be part of the ongoing business improves the comparability of earnings results. We believe investors will be able to better understand our earnings results if these transactions are excluded from the results. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the Unites States and should be considered in addition to, not in lieu of, GAAP reported measures. EBITDA should not be considered an alternative to (a) income from operations or net income (loss) as a measure of operating performance; (b) cash flows provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the company’s ability to meet its cash needs; or (c) any other indicator of performance or liquidity that has been determined in accordance with GAAP. Our method of calculating EBITDA and adjusted EBITDA may differ from the methods used by other companies, and, accordingly, our measures of EBITDA and adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Gross margin excluding depreciation and amortization is used as a performance measure to provide additional transparent information regarding our results of operations on a consolidated and segment basis. Changes in depreciation and amortization include depreciation and amortization for materials, supplies, labor and other production costs and operating activities. Presentation of gross margin includes depreciation and amortization in the materials, supplies, labor and other production costs according to GAAP. Our method of presenting gross margin excludes the depreciation and amortization components, as discussed above. This presentation may differ from the methods used by other companies and may not be comparable to similarly titled measures used by other companies. The reconciliations attached provide a reconciliation of our net income, the most comparable GAAP financial measure to adjusted EBITDA from continuing operations, a reconciliation of our gross margin excluding depreciation and amortization to GAAP gross margin and a reconciliation of adjusted EBIT margin.

Net Income to Adjusted EBITDA

(Dollars in Thousands)	2012
Net income	$136,121
Income tax expense	$72,651
Interest expense, net	$9,739
Depreciation and amortization	$102,690
EBITDA	$321,201
One time acquisition-related costs	$9,560
EBITDA excluding one-time charges	$330,761
MARGIN	10.9%

FLOWERS FOODS, INC. – 2013 Proxy Statement   A-1

Back to Contents

EBIT Margin to Adjusted EBIT Margin

(Dollars in Thousands)	2011	2012
EBIT	$189,026	$218,511
One time acquisition-related costs and plant closure costs	$11,220	$9,560
Adjusted EBIT	$200,246	$228,071
MARGIN	7.2%	7.5%

Gross Margin, Exclusive of Depreciation and Amortization Expense

(Dollars in Thousands)	2012	% of Sales
Sales	$3,046,491
Less materials, supplies, labor and other production costs (exclusive of depreciation and amortization)	$1,617,810
Gross margin excluding depreciation and amortization expense	$1,428,681	46.9%
Less depreciation and amortization expense for production activities	$69,912
GROSS MARGIN	$1,358,769

FLOWERS FOODS, INC. – 2013 Proxy Statement   A-2

FlowersFoods

FLOWERS FOODS, INC.
SHAREHOLDER RELATIONS DEPT.
1919 FLOWERS CIRCLE
THOMASVILLE, GA 31757

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 21, 2013 (May 20, 2013 for 401(k) plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Flowers Foods, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 21, 2013 (May 20, 2013 for 401(k) plan participants). Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Flowers Foods, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M57419-P36627 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLOWERS FOODS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE DIRECTOR-NOMINEES:

	For All	Withhold All	For All Except
1. Election of Director	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Director-nominee proposed for election in Class I to serve until 2014:

01) Allen L. Shiver

Election of Directors

Director-nominees proposed for election in Class III to serve until 2016:

02) Franklin L. Burke
03) George E. Deese
04) Manuel A. Fernandez
05) Melvin T. Stith

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

	For	Against	Abstain
2. To approve, by advisory vote, the compensation of the Company's Named Executives, as disclosed in the proxy statement.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods, Inc. for the fiscal year ending December 28, 2013.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on any matter that may properly come before the annual meeting or any adjournment thereof.

Please date this Proxy and sign it exactly as your name or names appear(s) on the stock certificates or on a label affixed hereto. When shares are held jointly, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. If shares are held by a corporation, please sign in full the corporate name by its president or other authorized officer. If shares are held by a partnership, please sign in the partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

FLOWERS FOODS, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy. Your vote is important, and we encourage you to exercise your right to vote these shares. Please mark the boxes on the reverse side of this proxy card to indicate your vote. Then sign the card and return it in the enclosed postage-paid envelope, or follow the instructions on the reverse side of this proxy card for Internet or telephone voting. Your vote must be received prior to the Annual Meeting of Shareholders on May 22, 2013.

If you are a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Putnam Fiduciary Trust Company, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to your account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of stock credited to the 401(k) plan participants' accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of shares you are eligible to vote is based on the balance in the 401(k) plan on March 20, 2013, the record date for the Annual Meeting. Because all of the shares in the 401(k) plan are registered in the name of Putnam Fiduciary Trust Company, as Trustee, you will not be able to vote these shares in the 401(k) plan in person at the Annual Meeting on May 22, 2013.

If you own stock directly in your own name as well as in the 401(k) plan, separate share totals are indicated on the reverse side of this voting instruction form. If you own stock indirectly through a bank or broker, as well as in the 401(k) plan, you will receive a separate voting instruction form from the bank or broker.

Thank you.

Flowers Foods, Inc.

M57420-P36627

The undersigned hereby appoints George E. Deese, R. Steve Kinsey and Stephen R. Avera as proxies, with power to act without the other, and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Flowers Foods, Inc. held of record on March 20, 2013 by the undersigned at the Annual Meeting of Shareholders to be held on May 22, 2013, and at any adjournment or postponement thereof. The above-named proxies of the undersigned are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you are a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Putnam Fiduciary Trust Company, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to this account. This proxy card also acts as a voting instruction form to provide voting directions to the Trustee.

The proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side and are authorized to vote, in their discretion, on any other business that may properly come before the Annual Meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INDICATION IS MADE, ANY EXECUTED PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY